UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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SPX Corporation
(Name of Registrant as Specified In Its Charter)

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13320 Ballantyne Corporate Place
Charlotte, NC 28277
Telephone: (704) 752-4400
Facsimile: (704) 752-4405

March 21, 2013

Fellow Stockholders:

        You are cordially invited to attend the SPX Corporation Annual Meeting of Stockholders on May 2, 2013 at 8:00 a.m. (Eastern Time), at the Ritz Carlton, 201 E. Trade Street, Charlotte, North Carolina, 28202.

        All SPX stockholders of record at the close of business on March 11, 2013 are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to vote by telephone, mail, or over the internet as soon as possible.

        Along with the other members of your Board of Directors, I look forward to personally greeting those stockholders who attend this year's meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in the business of SPX.

Sincerely,
Christopher J. Kearney Chairman, President and Chief Executive Officer
SPX Corporation

SPX Corporation

13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277

Notice of Annual Meeting of Stockholders

Thursday, May 2, 2013
8:00 a.m.
The Ritz Carlton
201 E. Trade Street
Charlotte, North Carolina 28202

        The principal business of the Annual Meeting will be to:

    1.
    Elect two directors for a three-year term;

    2.
    Conduct an advisory vote on our executive compensation practices;

    3.
    Vote on amending and restating our certificate of incorporation to declassify our board of directors;

    4.
    Ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2013; and

    5.
    Transact any other business as may properly come before the meeting or any adjournment thereof.

        You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record at the close of business on March 11, 2013. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

        This year, we are again electronically disseminating Annual Meeting materials to some of our stockholders, as permitted under the "Notice and Access" rules approved by the Securities and Exchange Commission. Stockholders for whom Notice and Access applies will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the internet. The Notice also provides instructions on how to obtain paper copies if preferred.

By Order of the Board of Directors,
Kevin L. Lilly Senior Vice President, Secretary and General Counsel

Charlotte, North Carolina
March 21, 2013

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be held on May 2, 2013: The Notice of Annual Meeting, Proxy Statement and
our 2012 Annual Report to Stockholders are available electronically at
http://www.edocumentview.com/SPW.

SPX Corporation

Proxy Statement

QUESTIONS AND ANSWERS

Why am I receiving these materials?

        We are mailing or making available these materials to you because we are soliciting your proxy to vote your shares in connection with SPX's Annual Meeting, scheduled to take place on May 2, 2013, or at any adjournments or postponements of this meeting. We are first mailing or making available to stockholders this proxy statement, our Annual Report to Stockholders for the year ended December 31, 2012, and related materials, on or about March 21, 2013.

Are the Proxy Materials available electronically?

        Our proxy statement and our fiscal 2012 Annual Report to Stockholders are also available at our website at http://www.spx.com. Additionally, and in accordance with Securities and Exchange Commission ("SEC") rules, you may access our proxy statement at http://www.edocumentview.com/SPW, which does not have "cookies" that identify visitors to the site.

Why did I receive a one-page Notice of Internet Availability of Proxy Materials rather than a full set of Proxy Materials?

        SEC rules allow companies to provide stockholders with access to Proxy Materials over the internet rather than mailing the materials to stockholders. Accordingly, to conserve natural resources and reduce costs, we are sending many of our stockholders a Notice of Internet Availability of Proxy Materials. The Notice provides instructions for accessing the Proxy Materials on the website referred to in the Notice or for requesting printed copies of the Proxy Materials. The Notice also provides instructions for requesting the delivery of the Proxy Materials for future Annual Meetings in printed form.

How can I attend the Annual Meeting?

        You may attend the Annual Meeting if you were an SPX stockholder of record as of the close of business on March 11, 2013 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record or hold your shares through the SPX 401(k) Plan, your name will be verified against the list of stockholders of record or plan participants on the record date prior to your being admitted to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you should provide proof of beneficial ownership on the record date, such as a recent account statement showing your ownership, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

What am I voting on?

        We are soliciting your vote on:

    1.
    The election of two directors for a three-year term;

    2.
    Our executive compensation practices (sometimes referred to as "say on pay");

    3.
    Amending and restating our certification of incorporation to declassify our Board of Directors; and

    4.
    Ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for 2013.

Who is entitled to vote?

        Stockholders at the close of business on March 11, 2013 (the record date) are entitled to vote. On that date, there were [             ] shares of SPX common stock outstanding.

How many votes do I have?

        Each share of SPX common stock that you own entitles you to one vote.

Can I vote in person at the Annual Meeting?

        Yes. If you were a stockholder on the record date, you can vote your shares of common stock in person at the Annual Meeting. If your shares are held through a broker, trustee or nominee, you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm, trustee or bank authorizing you to vote the shares it holds for you in its name. If you attend the meeting and vote your shares by ballot, your vote at the meeting will revoke any vote you submitted previously.

        Even if you currently plan to attend the meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

How do I vote if I don't attend the Annual Meeting?

        If your shares are held through a broker, trustee or nominee, you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received or, if you received a voting instruction form from your brokerage firm, bank, or other similar entity by mail, by completing, signing, and returning the form you received. You should check your voting instruction form to see if telephone or internet voting is available to you.

        If your shares are held in your name, you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received for that account.

        If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, this means you hold shares of our common stock in more than one account. You should complete, sign, date, and return each proxy card or vote all shares over the internet or by telephone for each of your accounts. If you vote over the internet or by telephone, you should not mail back any proxy card you received.

How does discretionary voting authority apply?

        If you sign, date and return your proxy card, your vote will be cast as you direct. If your proxy card does not indicate how you want to vote, you give authority to Christopher J. Kearney and Jeremy Smeltser to vote on the items discussed in these Proxy Materials and any other matter that is properly brought at the Annual Meeting. In such a case, your vote will be cast:

  •
  FOR the election of the director nominees;

  •
  FOR the approval of our executive compensation practices;

  •
  FOR the amendment and restatement of our Certificate of Incorporation to declassify our Board of Directors;

  •
  FOR the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for 2013; and

  •
  FOR or AGAINST any other properly raised matters at the discretion of Messrs. Kearney and Smeltser.

May I revoke my proxy?

        You may revoke your proxy in one of four ways at any time before it is exercised:

    1.
    Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy.

    2.
    Submit another proxy with a later date.

    3.
    Vote by telephone or internet after you have given your proxy.

    4.
    Vote in person at the Annual Meeting.

What constitutes a quorum?

        The presence, in person or by proxy, of the holders of one-third of the total number of shares of SPX stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or internet or if you attend the Annual Meeting.

        Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent public accountants, even if they do not receive voting instructions from you.

What vote is required to approve each proposal?

PROPOSAL	VOTE REQUIRED	BROKER DISCRETIONARY VOTING ALLOWED
Election of Directors	Majority of Votes Cast	No
"Say on Pay"	Majority of Votes Cast	No
Amend and Restate Certificate of Incorporation to Declassify Board	Affirmative Vote of 80% of Outstanding Shares	No
Ratification of Deloitte	Majority of Votes Present or Represented by Proxy	Yes

        Election of Directors:    A majority of votes cast at the Annual Meeting must approve the election of each director. A majority of votes cast means that the number of shares voted "for" a director must exceed the number of shares voted "against" that director. If you do not want to vote your shares for or against one or more of the nominees, you may indicate that in the space marked "abstain" on the proxy card or as prompted during telephone or internet voting, and your vote will not count either "for" or "against" the nominee. A broker non-vote is not considered as a share voted or having the power to vote and will not affect the outcome of the vote.

        "Say on Pay":    The say on pay vote is advisory only, but our Board of Directors will consider carefully the results of the vote. A majority of votes cast for or against the say on pay proposal will determine whether you approve of our compensation practices. An abstention or broker non-vote is not considered as a share voted and will not affect the outcome of the vote.

        Amending and Restating our Certificate of Incorporation to Declassify our Board of Directors:     The affirmative vote of at least 80% of our outstanding shares is required to approve the proposal to amend and restate our Certificate of Incorporation to declassify our Board of Directors. If you do not want to vote your shares for or against the proposal, you may indicate that in the space marked "abstain" on the proxy card or as prompted during telephone or internet voting. An abstention or broker non-vote will have the effect of a vote against the proposal, since it is one less vote for approval.

        Ratification of the Appointment of Independent Public Accountants:    Although we are not required to submit the appointment of our independent public accountants to a vote of stockholders, we believe that it is appropriate to ask that you ratify the appointment. Ratification of the appointment of Deloitte & Touche LLP as our independent public accountants requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting. An abstention will have the effect of a vote against the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants since it is one less vote for approval.

        Approval of Other Proposals:    The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting is required to approve any other action that may properly come before the meeting. An abstention will have the effect of a vote against the applicable proposal since it is one less vote for approval. A broker non-vote is not considered as a share voted or having the power to vote and will not affect the outcome of the vote.

The New York Stock Exchange (the "NYSE") does not consider the election of directors, matters relating to compensation, or a vote to amend and restate our certificate of incorporation to declassify Boards of Directors to be routine. Unless the broker has received instructions from you, any broker holding shares for you will not have the ability to cast votes with respect to the election of directors the advisory vote on our executive compensation practices, or the vote to amend and restate our certificate of incorporation to declassify our Board of Directors. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these matters is counted.

How do I submit a stockholder proposal?

        For a proposal to be included in our proxy statement for the 2014 Annual Meeting, you must submit it no later than November 21, 2013. Your proposal must be in writing and comply with the proxy rules of the SEC. You should send your proposal to our Corporate Secretary at our address on the cover of this proxy statement.

        You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2014 Annual Meeting. We must receive this type of proposal in writing on or after December 3, 2013, but no later than January 2, 2014.

        As detailed in our by-laws, to bring a proposal other than the nomination of a director before an annual meeting, your notice of proposal must include: (1) a brief description of the business you want to bring before the meeting; (2) the reasons for conducting such business at the meeting; (3) your name and address as they appear on our stock records, as well as the name and address of any beneficial owner of the shares; (4) the class and number of shares of SPX stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (5) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date); (6) any material interest you or any beneficial owner may have in the business you want to bring before the meeting; (7) a description of all agreements, arrangements and understandings between you or any beneficial owner and any other persons (including their names) in connection with the proposal of the business; and (8) any other information regarding you or any beneficial owner that would be required under the SEC's proxy rules and regulations. You should send your proposal to our Corporate Secretary at our address on the cover of this proxy statement.

How do I recommend a director nominee?

        If you wish to recommend a nominee for director for the 2014 Annual Meeting, our Corporate Secretary must receive your written nomination on or before January 2, 2014. You should submit your proposal to our Corporate Secretary at our address on the cover of this proxy statement. As detailed in our by-laws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (1) your name and address, as well as the name and address of any beneficial owner of the shares, and the name and address of the nominee; (2) the class and number of shares of SPX stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date); (4) a statement that you are a record holder of SPX shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (5) a description of all arrangements or understandings between you and any other persons pursuant to which you are making the nomination; (6) any other information regarding you, any beneficial owner, or the nominee that the rules of the SEC require to be included in a proxy statement; (7) the nominee's agreement to serve as a director if elected; and (8) a statement as to whether each nominee, if elected, intends to tender, promptly following his or her election or re-election, an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.

Who pays to prepare, mail and solicit the proxies?

        We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the Proxy Materials to the beneficial owners of SPX common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing Proxy Materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated. We have retained AST Phoenix Advisors to assist us in soliciting your proxy and will pay them an estimated fee of $15,000 plus reasonable out-of-pocket expenses. AST Phoenix Advisors will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of SPX common stock. If so, we will supply them with additional copies of the Proxy Materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the Proxy Materials to the beneficial owners of SPX common stock.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

        Nine directors currently serve on our Board of Directors. The directors are divided into three classes. There are currently four directors in the first class, three directors in the second class, and two directors in the third class.

        At this Annual Meeting, you will be asked to elect two directors for the first class, Messrs. Lisenby and Singer. Of the other two directors currently serving in the first class, Mr. Koch is retiring and Mr. Volanakis was not nominated for re-election.

        Five directors will continue to serve on the Board of Directors as described below.

        Each of the director nominees is a current SPX director and, if elected, will serve for a term of three years, until a qualified successor director has been elected, or until he resigns, retires or is removed by the stockholders for cause.

        Each nominee has agreed to tender, promptly following his election or re-election, an irrevocable resignation effective upon his failure to receive the required vote for re-election at the next meeting at which he would face re-election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines.

        Your shares will be voted as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of each of Mr. Lisenby and Mr. Singer. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, your shares will be voted FOR that other person. The Board of Directors does not anticipate that either of the nominees will be unable to serve.

Nominees to Serve Until 2016 Annual Meeting

Terry S. Lisenby, 62, is the retired Chief Financial Officer, Treasurer and Executive Vice President of Nucor Corporation, a steel manufacturing company, a position he held from 2000 until the end of 2009. He previously served as a Vice President and Corporate Controller of Nucor from 1991 to 1999. Mr. Lisenby began his career with Nucor as Corporate Controller in 1985. Mr. Lisenby joined the SPX Board in January 2011.

Mr. Lisenby contributes a strong understanding of finance and accounting to our Board. In addition, Mr. Lisenby brings an extensive manufacturing and operations background, with expertise in supply chain management, among other things. Mr. Lisenby also provides valuable expertise in mergers and acquisitions and integration of new acquisitions.

David V. Singer, 57, has been the Chief Executive Officer of Snyder's-Lance, Inc., a consumer foods company, since December 2010. Prior to that he was the President and Chief Executive Officer of Lance, Inc. from 2005 to December 2010; Executive Vice President and Chief Financial Officer of Coca-Cola Bottling Co. Consolidated, a beverage manufacturer and distributor, from 2001 to 2005. Mr. Singer joined the SPX Board in January 2013. Mr. Singer is also a director of Snyder's-Lance, Inc. and Flowers Foods, Inc.

Mr. Singer brings extensive management and financial experience to the board of directors as well as significant knowledge of the food and beverage industries, one of our key markets. He also offers experience in corporate finance and mergers and acquisition expertise.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR EACH OF THE DIRECTOR NOMINEES

Directors Continuing Until 2015 Annual Meeting

Christopher J. Kearney, 57, is Chairman, President and Chief Executive Officer of SPX. He was named President and Chief Executive Officer in December 2004, and was appointed Chairman in May 2007. He joined the company in February 1997 as Vice President, Secretary and General Counsel. Prior to joining SPX, he was Senior Vice President and General Counsel of Grimes Aerospace Company, a leading manufacturer of aircraft lighting equipment, engine system components and electronic systems. His business experience also includes positions at Borg-Warner Chemicals as Senior Attorney and Senior Counsel at General Electric's global materials business. Mr. Kearney holds an undergraduate degree from the University of Notre Dame and a law degree from DePaul University Law School. Mr. Kearney is a Member of the Advisory Council for University Libraries, University of Notre Dame, and serves on the Board of Directors of the Foundation For The Carolinas. Mr. Kearney is also a director of Nucor Corporation and Polypore International, Inc. Mr. Kearney has been a director of SPX since 2004.

Mr. Kearney brings valuable business and mergers and acquisitions experience and a strong legal perspective to our Board. Mr. Kearney, as the only member of SPX management to serve on the Board, also contributes a level of understanding of our company not easily attainable by an outside director.

Martha B. Wyrsch, 55, is the former President of Vestas-Americas, an affiliate of Vestas Wind Systems NS, having served in that position from 2009 to 2012. From January 2007 until October 2008, Ms. Wyrsch was the President and Chief Executive Officer of Spectra Energy Transmission, LLC, Spectra Energy Corporation's natural gas transmission and storage business in the United States and Canada, as well as the gathering, processing and distribution businesses in Canada. She served on the board of directors for Spectra Energy Corporation and as chair of its two publicly traded partnerships, Spectra Energy Partners, L.P. and Spectra Energy Income Fund. Ms. Wyrsch joined Duke Energy Corporation in 1999, where she served in various legal positions. She was group vice president and general counsel, and was named president of Duke Energy Gas Transmission in 2005. Previously, Ms. Wyrsch was vice president, general counsel and secretary for KN Energy, Inc. Ms. Wyrsch is a director of Spectris PLC and a director of the National Petroleum Council. Within the past five years, Ms. Wyrsch has also served as a director of the American Wind Energy Association, Chairman of Westcoast Energy Inc. and Spectra Energy Partners GP, LLC, a General Partner of Spectra Energy Partners, LP, Chairman of Union Gas Ltd., and a director of Spectra Energy Facilities LP, Greater Houston Partnership, Union Gas Ltd., Spectra Energy Partners GP LLC, a member of the National Infrastructure Advisory Council, and on the Cristo Rey Network Board of Directors. Ms. Wyrsch has been a director of SPX since 2009.

Ms. Wyrsch contributes to our Board the skills and experience gained from her years of serving in various senior legal and corporate governance capacities. Ms. Wyrsch also has a wide general business experience from serving in senior business roles at energy companies. Of particular value is Ms. Wyrsch's broad experience with energy infrastructure companies and her insight into global manufacturing.

Directors Continuing Until 2014 Annual Meeting

J. Kermit Campbell, 74, is the former Chairman, President and Chief Executive Officer of Herman Miller, Inc., a designer and manufacturer of office furniture. Since leaving Herman Miller, Inc. in 1995, Mr. Campbell has invested in a number of ventures, including United Power Line Contractors, Bering Truck Corporation, Black Star Farms, Advanced Information Systems, United Shield International, PassAlong Networks and CORE Energy Co. Mr. Campbell is a director of Traverse City State Bank, an honorary Trustee and past Chairman of the Board of Hope College, a Trustee of the Northwestern Michigan College Foundation, a Trustee of Eagle Village and a Charitable Trustee and President of Traverse Symphony Orchestra. Mr. Campbell has also been Chairman of Bering Truck Corporation and a director of Irwin Union Bank, Tennessee Pacific, and PassAlong Networks. Mr. Campbell has been a director of SPX since 1993.

Mr. Campbell is our longest-serving Board member. Since 1993, Mr. Campbell has consistently applied the operational, financial, and strategic experience garnered from his career, as well as involvement in a number of other business interests. In addition to the qualifications, attributes and skills Mr. Campbell initially brought to our Board, he now offers the perspective, institutional knowledge, and deep understanding of our business accumulated over his 20 years on our Board.

Emerson U. Fullwood, 65, is the retired Corporate Vice President of Xerox Corporation, a position to which he was named in 1996. In 2004, he assumed the role and responsibilities of Executive Chief of Staff and Marketing Officer for Xerox North America. Previous positions held by Mr. Fullwood at Xerox were President of the Xerox Worldwide Channels Group, President of Latin America, Executive Chief Staff Officer of Developing Markets, and President of Worldwide Customer Services. Previously, Mr. Fullwood held several executive and general management leadership positions with Xerox. Mr. Fullwood serves as a director of The Vanguard Group, Vanguard Funds and Amerigroup Corporation, as well as of the University of Rochester Medical Center, North Carolina A&T State University, the United Way of Rochester, the Rochester Boy Scouts of America, Monroe Community College Foundation, the Urban League and Colgate Rochester Crozier Divinity School. Mr. Fullwood has been a director of SPX since 1998 and was a director of General Signal Corporation prior to our acquisition of that company in 1998.

Mr. Fullwood is our second-longest-serving Board member and offers the perspective and deep understanding of our business accumulated over years of service on our Board. Mr. Fullwood has extensive and varied experience, gained in senior positions held over his many years of service with Xerox Corporation. Of particular value is his experience and perspective in marketing, including experience gained as Executive Chief of Staff and Marketing Officer for Xerox North America.

Michael J. Mancuso, 70, retired in 2012 as Vice President and Chief Financial Officer of Computer Sciences Corporation ("CSC"), a provider of information technology and business process outsourcing and information technology and professional services, a role he had held since December 2008. He was previously Senior Vice President and Chief Financial Officer of General Dynamics Corporation, until June 2006. He joined General Dynamics in 1993 as Vice President and Chief Financial Officer for General Dynamics Land Systems, Inc., and was promoted to Vice President and Chief Financial Officer in 1994. Before joining General Dynamics, Mr. Mancuso spent seven years with United Technologies. His background also includes 21 years with General Electric. Within the past five years, Mr. Mancuso has been a director of CACI International, Inc., the Shaw Group Inc. and LSI Logic Corporation. Mr. Mancuso has been a director of SPX since 2005.

Mr. Mancuso contributes a strong understanding of finance and accounting to our Board. In addition, Mr. Mancuso provides insights on managing a rapidly growing company, garnered from his years at General Dynamics, and brings a broad business and operations perspective, gained in part during his 21 years with General Electric and from his operations management responsibility for General Dynamics' Resources group in aggregates and coal. Finally, Mr. Mancuso's knowledge stemming from his corporate-wide responsibilities for IT systems at General Dynamics, as well as his experience as CFO of CSC, is valuable when considering IT issues and initiatives.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        As part of its ongoing commitment to good corporate governance, the Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines. These guidelines assist the Board of Directors in the exercise of its responsibilities and may be amended by the Board of Directors from time to time. Our Corporate Governance Guidelines comply with the applicable requirements of the listing standards of the NYSE, and are available on our website (www.spx.com) under the heading Investor Relations—Corporate Governance.

Code of Business Conduct

        We have adopted a Code of Business Conduct that applies to all our directors, officers and employees, including our CEO and senior financial and accounting officers. Our Code of Business Conduct requires that each director, officer and employee avoids conflicts of interest, complies with all laws and other legal requirements, conducts business in an honest and ethical manner and otherwise acts with integrity and in the best interest of our company and our stockholders. In addition, our Code of Business Conduct acknowledges special ethical obligations for financial reporting. The Code of Business Conduct meets the requirements of a code of business conduct and ethics under the listing standards of the NYSE and the requirement of a "Code of Ethics" as defined in the rules of the SEC. We maintain a current copy of our Code of Business Conduct, and will promptly post any amendments to or waivers of our Code of Business Conduct regarding our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website (www.spx.com) under the heading Investor Relations—Corporate Governance—Commitment to Compliance.

Director Independence

        Our Corporate Governance Guidelines require that a substantial majority of the Board of Directors meet the independence requirements of the listing standards of the NYSE. Our Board of Directors reviews, at least annually, whether each of our directors is independent. The Board of Directors has adopted categorical Independence Standards to help guide it in this process. Our Independence Standards are available on our website (www.spx.com), under the heading Investor Relations—Corporate Governance. Members of the Audit Committee, Compensation Committee and Nominating and Governance Committee must meet all applicable independence tests of the NYSE and SEC. Based on its most recent annual review, the Board of Directors has concluded that Mr. Campbell, Mr. Fullwood, Mr. Lisenby, Mr. Mancuso, Mr. Koch, Mr. Singer, Mr. Volanakis, and Ms. Wyrsch are independent as defined in our Independence Standards and the listing standards of the NYSE. The Board of Directors has concluded that Mr. Kearney is not independent as defined in our Independence Standards and the listing standards of the NYSE.

        The non-employee members of the Board of Directors meet in executive session without management at least six times per year. In addition, the non-employee members of the Board of Directors meet in executive session with the CEO and such other management as the Board of Directors deems appropriate on a regular basis. Meetings of non-employee directors are chaired by the Lead Director. Mr. Campbell is our current Lead Director.

Charitable Contributions

        It is the policy of the Board of Directors that no officer or director shall solicit contributions for charities from other officers or directors or directly from SPX if the director or officer soliciting the contributions personally controls the charity. In addition, no officer or director shall solicit contributions from other officers or directors for charities controlled by SPX.

        From time to time, SPX may make contributions to charitable organizations for which a member of our Board of Directors or one of our executive officers serves as a director or officer. In the past three fiscal years, however, the amount of any of these contributions in any single fiscal year has not exceeded the greater of (a) $1 million or (b) 2% of the charitable organization's consolidated gross revenues.

Risk Oversight

        The full Board exercises risk oversight at SPX. Committees are designated to take the lead in discrete areas of risk oversight when appropriate. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements, the Compensation Committee is primarily responsible for risk oversight relating to executive compensation, and the Nominating and Governance Committee is primarily responsible for risk oversight relating to corporate governance. Committees report to the Board on risk management matters.

        Management presents to the full Board its view of the top risks facing SPX in a dedicated "enterprise risk management" presentation at least once a year. Matters such as risk appetite and management of risk are also discussed at this meeting. In addition, risk is explicitly addressed in a wide range of Board discussions, including those relating to segment or business unit activities, specific corporate functions (such as treasury, intellectual property, tax, capital allocation, etc.), and consideration of extraordinary transactions. As part of these discussions, our directors ask questions, offer insights, and challenge management to continually improve its risk assessment and management. The Board has full access to management, as well as the ability to engage advisors, in order to assist it in its risk oversight role.

        In each of 2010, 2011 and 2012, we conducted an in-depth review of the risks associated with our incentive-based agreements and practices, and determined that the risks were in line with our risk appetite.

        See "Risk Analysis," beginning on p. 64, for further discussion.

Communications with Directors

        Interested parties may communicate with any of our non-employee directors by writing to the director in care of our Corporate Secretary at our address shown on the cover of this proxy statement. In accordance with the policy adopted by our non-employee directors, our Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-employee director and will regularly provide the non-employee directors with a summary of all substantive communications.

Board Qualifications and Diversity

        The Nominating and Governance Committee selects individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business, absence of conflicts of interest, and willingness to devote the necessary time to Board duties. Neither the Board nor the Nominating and Governance Committee has set minimum requirements with respect to age, education or years of business experience or set specific required skill sets for directors, but the Committee requires that each director has a proven record of success and leadership. The Nominating and Governance Committee seeks to structure the Board of Directors such that it consists of a diverse group of individuals, each with a unique combination of skills, experience, and background. The Committee has no set diversity policy or targets, but places what it believes to be appropriate emphasis on certain skills, experience, or background that it determines add or would add value to our Board. Knowledge of our industry and strategic perspective, as well as accounting expertise and experience on other Boards, are examples of attributes that our Board and the Nominating and Governance Committee consider to be key. The Nominating and Governance Committee also considers effective interaction among Board members and between the Board of Directors and management to be crucial factors in considering individuals for nomination.

        We believe that each director should bring a wealth of experience, talent, and diverse perspective that, individually and in the aggregate, adds value to our company. As our Corporate Governance Guidelines state, our Nominating and Governance Committee, and ultimately our Board, selects individuals as director nominees based on the totality of their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business, absence of conflicts of interest and willingness to devote the necessary time to Board duties. For a better understanding of the qualifications of each of our directors, we encourage you to read their biographies, beginning on p. 6 of this proxy, as well as other publicly available documents discussing their careers and experiences.

Director Nominees

        The Nominating and Governance Committee is responsible for proposing director nominees and will consider director nominee recommendations offered by stockholders in accordance with our by-laws.

        At such times as the Board of Directors and the Nominating and Governance Committee determine there is a need to add or replace a director, the Nominating and Governance Committee identifies director candidates through references by its members, other directors, management, or outside search firms, if appropriate. Mr. Singer was originally recommended to the Nominating and Governance Committee as a potential director candidate by Mr. Kearney.

        In considering individuals for nomination, the Nominating and Governance Committee consults with our Chairman, President, and CEO. A director's qualifications in meeting the criteria discussed above under "Board Qualifications and Diversity" are considered at least each time the director is re-nominated for Board membership. The Committee applies the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method.

        Once the Nominating and Governance Committee identifies a director candidate, directors and members of management interview the candidate. Following that process, the Committee and the Board of Directors determine whether to nominate the candidate for election at an annual meeting of stockholders or, if applicable, to appoint the candidate as a director. Any such nomination or appointment is subject to acceptance by the candidate. Our by-laws require that any director appointed to the Board of Directors other than at an annual meeting of stockholders be submitted for election by our stockholders at the next annual meeting.

        If you wish to recommend a nominee for director for the 2014 Annual Meeting, our Corporate Secretary must receive your written nomination on or before January 2, 2014. You should submit your proposal to our Corporate Secretary at our address on the cover of this proxy statement. As detailed in our by-laws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (1) your name and address, as well as the name and address of any beneficial owner of the shares, and the name and address of the nominee; (2) the class and number of shares of SPX stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date); (4) a statement that you are a record holder of SPX shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination;

(5) a description of all arrangements or understandings between you and any other persons pursuant to which you are making the nomination; (6) any other information regarding you, any beneficial owner, or the nominee that the rules of the SEC require to be included in a proxy statement; (7) the nominee's agreement to serve as a director if elected; and (8) a statement as to whether each nominee, if elected, intends to tender, promptly following his or her election or re-election, an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.

Director Election

        In uncontested elections, we elect directors by majority vote. Under this majority vote standard, each director must be elected by a majority of the votes cast with respect to that director, meaning that the number of shares voted "for" a director exceeds the number of shares voted "against" that director. In a contested election, directors are elected by a plurality of the votes represented in person or by proxy at the meeting. An election is contested if the number of nominees exceeds the number of directors to be elected. Whether or not an election is contested is determined ten days in advance of the date we file our definitive proxy statement with the SEC. This year's election is uncontested. Accordingly, the majority vote standard will apply.

        If a nominee already serving as a director were not elected at an annual meeting, Delaware law provides that the director would continue to serve on the Board as a "holdover director" until his or her successor is elected. Our Nominating and Governance Committee, however, has established procedures requiring directors to tender to the Board advance resignations. These procedures are set forth in our Corporate Governance Guidelines and provide that the Board will nominate for election or re-election as a director only candidates who agree to tender, promptly following each annual meeting of stockholders at which they are elected or re-elected as a director, irrevocable resignations that will be effective only if (1) the director fails to receive a sufficient number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election and (2) the Board accepts the resignation. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this provision.

        In the event a resignation is triggered as a result of a director not receiving a majority vote, the Nominating and Governance Committee will consider the resignation and make a recommendation to the Board on whether to accept or reject it, or whether other action should be taken. The Board will consider the Committee's recommendation and publicly disclose its decision and the rationale behind it in a Current Report on Form 8-K filed with the SEC within 90 days from the date of the certification of the election results. At the 2012 Annual Meeting, each director received a majority of the votes cast for his election.

Attendance at Annual Meeting

        It is our policy to invite all members of our Board of Directors to attend our Annual Meeting. While their attendance is not required, each of our directors serving at the time of our last Annual Meeting attended that Meeting. We expect all our directors to attend the 2013 Annual Meeting.

Compensation Advisor

        Since September 2011, the Compensation Committee has retained Pearl Meyer & Partners ("Pearl Meyer") as its sole independent compensation advisor. Pearl Meyer does not provide any services to our company other than advice to and services for the Compensation Committee and the Nominating and Governance Committee relating to compensation of our executives and directors. The independent compensation advisor may provide other consulting services to SPX, with approval from the Compensation Committee or Nominating and Governance Committee. The Compensation Committee reviews services provided by its independent compensation advisor and related fees on at least an annual basis.

        The independent compensation advisor:

  •
  assesses data relating to executive pay levels and structure;

  •
  works with management on recommendations on compensation amounts and structure for all executive officers and directors other than the Chairman, President, and CEO;

  •
  presents to the Compensation Committee recommendations on compensation amounts and structure for the Chairman, President, and CEO;

  •
  presents to the Nominating and Governance Committee recommendations on compensation amounts and structure for the non-employee directors;

  •
  reviews and comments on management's recommendations relating to executive officer compensation;

  •
  recommends the list of peer companies against which we benchmark our executive officer and director compensation for approval by the Compensation Committee;

  •
  reviews proxy statement disclosures; and

  •
  advises the committees on regulatory, best practice, and other developments in the area of executive and director compensation.

        The Compensation Committee has directed the independent compensation advisor to collaborate with management, including our human resources function, to obtain data, clarify information, and review preliminary recommendations prior to the time they are shared with the relevant Committee.

        The Compensation Committee has considered the independence of Pearl Meyer in light of new SEC rules and NYSE listing standards. The Compensation Committee requested and received a letter from Pearl Meyer addressing Pearl Meyer's and the senior advisor involved in the engagement's independence, including the following factors: (1) other services provided to us by Pearl Meyer; (2) fees paid by us as a percentage of Pearl Meyer's total revenue; (3) policies or procedures maintained by Pearl Meyer that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisor and a member of the Compensation Committee; (5) any company stock owned by the senior advisor; and (6) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by Pearl Meyer and Pearl Meyer's senior advisor involved in the engagement did not raise any conflict of interest, and that Pearl Meyer provides objective and competent advice. The following protocols are designed to help ensure objectivity:

  •
  The advisor reports directly to the Compensation Committee or, in the case of matters relating to director compensation, to the Nominating and Governance Committee;

  •
  Only the Compensation Committee or the Nominating and Governance Committee has the authority to retain or terminate the advisor with respect to services provided to the relevant committee; and

  •
  The advisor meets as needed with Committee members, without the presence of management.

Related-Party Transactions

        Pursuant to its charter and a written related-party policy, the Audit Committee is charged with reviewing and approving any related-party transactions. A related-party transaction is a transaction involving SPX and any of the following persons: a director, director nominee or executive officer of SPX; a holder of more than 5% of SPX common stock; or an immediate family member or person sharing the household of any of these persons. When considering a transaction, the Audit Committee is required to review all relevant factors, including whether the transaction is in the best interest of our company, our company's rationale for entering into the transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to our company as would be the case were the transaction entered into with a third party, potential for an actual or apparent conflict of interest, and the extent of the related party's interest in the transaction. Our legal staff is primarily responsible for the development and implementation of procedures and controls to obtain information from our directors and officers relating to related-party transactions and then determining, based on the facts and circumstances, whether we or a related party has a direct or indirect material interest in the transaction. Currently, the only related-party transactions requiring disclosure are the interest-free loans made in 2001 and 2002 to Messrs. Kearney, O'Leary and Foreman, as described in "Compensation Discussion and Analysis—2012 Compensation—Other Benefits and Perquisites," on p. 35.

        In the course of the Board of Directors' determination regarding the independence of each of the non-employee directors, the Nominating and Governance Committee and Audit Committee considered the following transactions, relationships or arrangements. Each of Mr. Koch, Mr. Mancuso, Ms. Wyrsch, Mr. Singer, Mr. Volanakis, and Mr. Lisenby is or within the last three years has been a director, officer, or beneficial owner of equity of a company that conducts business with SPX. In each case, the Nominating and Governance Committee and Audit Committee determined that the amount of sales to or purchases from the respective company was below the greater of $1 million per annum or two percent of the annual revenue of each of the other companies and SPX, and that, in each case, the director had neither a direct influence on nor a direct or indirect interest in, the transaction. In addition, the Nominating and Governance Committee and Audit Committee determined that none of these transactions presented an actual or apparent conflict of interest or adversely affected the director's independence. No member of our Board or management was aware of any relevant transactions other than those described in this section.

Board Leadership Structure

        Our Board has no fixed policy or position on whether the roles of Chairman and Chief Executive should be separate or combined, but rather makes leadership structure decisions such as this in consideration of then-current circumstances. Currently, Christopher J. Kearney is our CEO and President, and the Chairman of our Board. J. Kermit Campbell, a longtime member of our Board, is our Lead Director. The Lead Director is elected by and from the independent directors and has clearly delineated duties. These duties, as set forth in our Corporate Governance Guidelines, include acting as principal liaison between the independent directors and the Chairman and CEO, chairing meetings of independent directors, developing the Board's agendas in collaboration with the Chairman and CEO, and reviewing and advising on the quality of the information provided to the Board.

        We believe the leadership structure outlined above is best for our company and our stockholders at this time. The balance between our Chairman and our Lead Director has resulted in efficient leadership, and both Mr. Kearney and Mr. Campbell have effectively handled their roles. Furthermore, having a single leader for both the company and the Board minimizes the potential for confusion or duplication of efforts, and provides clear leadership and accountability for our company. We believe there is good communication between management and non-employee directors, and that our outside directors are able to carry out their oversight responsibilities effectively.

        The Lead Director's involvement in setting Board agendas and reviewing and commenting on information provided to the Board helps ensure an adequate flow of information to the Board. In addition, the small size of our Board and the relationship between management and non-employee directors put each director in a position to influence agendas, flow of information, and other matters. Our non-employee directors meet regularly in private session, without management, as part of our Board meetings and can also call additional meetings of the non-employee directors at their discretion.

Board Committees

        The Board of Directors met eight times during 2012. The Board of Directors currently has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Each director attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she served during the period for which he or she served in 2012. Each committee has adopted a charter that specifies the composition and responsibilities of the committee. Each committee charter is posted on our website (www.spx.com) under the heading Investor Relations—Corporate Governance.

        The table below provides membership and meeting information for each of the Board Committees for 2012.

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee

J. Kermit Campbell	X	Chair	X

Emerson U. Fullwood	X	X	Chair

Albert A. Koch	X	X

Terry S. Lisenby

Michael J. Mancuso	Chair

Peter F. Volanakis	X*	X**

Martha B. Wyrsch	X**		X

Number of Meetings	8	8	4

*
Joined June 20, 2012
**
Joined February 22, 2012

Audit Committee
Membership:
The Board of Directors has determined that each member of the Audit Committee is independent in accordance with our Audit Committee charter and our Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the NYSE. In addition, the Board of Directors has determined that each member of the Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the Board of Directors has determined that Mr. Mancuso is an "audit committee financial expert" under the rules of the SEC and has accounting and/or related financial management expertise, as required by the listing standards of the NYSE.
Function:
The Audit Committee is responsible for ensuring the integrity of the financial information reported by our company. The Committee appoints the independent auditors, approves the scope of audits performed by them and by the internal audit staff, and reviews the results of those audits. The Committee also meets with management, the independent auditors and the internal audit staff to review audit and non-audit results, as well as financial, accounting and internal control matters. Additional information on the Committee and its activities is set forth in the Audit Committee Report on p. 66.
Compensation Committee
Membership:
The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with our Compensation Committee charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the NYSE. In addition, the Board of Directors has determined that the Committee meets the "outside director" and "non-employee director" requirements as defined, respectively, under Section 162(m) of the Internal Revenue Code and Section 16 under the Securities Exchange Act of 1934, as amended.
Function:
The Committee sets the compensation program for our executive officers, including executive employment agreements, restricted stock and restricted stock unit grants and other awards. The Committee receives input regarding compensation for all officers including proposed compensation, from its independent compensation advisor, as well as from our CEO for his direct reports. The Committee has delegated to our CEO the authority to issue up to an aggregate of 75,000 restricted shares or restricted stock units annually to persons other than Section 16 officers.

The Committee has the authority under its charter to retain, terminate and set fees and retention terms for such compensation advisors or other outside advisors as it deems necessary or appropriate in its sole discretion. The Committee reviews outside advisors and consultants on at least an annual basis to determine objectivity and review performance, including a review of the total fees paid to such advisors or consultants. The Committee has retained Pearl Meyer as its independent compensation advisor.

The Committee, together with the management-led Retirement and Welfare Plan Administrative Committee, exercises oversight over the investment performance and allocation, actuarial assumptions and funding practices of our pension, healthcare and defined contribution plans.

Additional information on the Committee, its activities, its relationship with its independent compensation advisor and management's role in setting compensation is set forth in "Compensation Discussion and Analysis," beginning on p. 25, and "Corporate Governance—Compensation Advisor," on p. 13.
Nominating and Governance Committee
Membership:
The Board of Directors has determined that each member of the Nominating and Governance Committee is independent in accordance with our Nominating and Governance Committee charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the NYSE.
Function:
The Committee assists the Board of Directors in identifying qualified individuals to become Board members and recommending to the Board of Directors the director nominees; develops and recommends to the Board of Directors our Corporate Governance Guidelines; leads the Board of Directors in its annual review of the Board of Director's performance; makes recommendations to the Board of Directors regarding the compensation of non-employee directors; and makes recommendations to the Board of Directors with respect to the assignment of individual directors to various committees. The Committee also approves equity awards, subject to approval by the Board of Directors.

DIRECTOR COMPENSATION

        Directors who are SPX employees receive no compensation for their service as directors. We compensate non-employee directors under the SPX Corporation 1997 Non-Employee Directors' Compensation Plan (the "1997 Directors' Plan"), the SPX Corporation 2006 Non-Employee Directors' Stock Incentive Plan (the "2006 Directors' Plan") and the 2002 Stock Compensation Plan (the "2002 Plan").

Cash and Equity Compensation

        We compensate our non-employee directors using a combination of cash and equity. The Nominating and Governance Committee reviews non-employee director compensation from time to time.

        Non-employee director 2012 cash compensation remained at the same levels as 2011. The annual retainer was $90,000. No additional compensation was awarded for service as a member of any committee, service as chair of any committee or attendance at meetings. Mr. Campbell received additional compensation in the amount of $25,000 for his service as our Lead Director. Mr. Kearney is our Chairman and receives no additional compensation for his service in that role.

        In addition to a cash retainer, each non-employee director receives grants of restricted stock. In 2012, each director received a grant of 2,500 shares of restricted stock under our 2002 Stock Compensation Plan. One third of each grant becomes eligible to vest on each of the three anniversaries of the original grant date. In the case of the 2012 grant, one third vested in January 2013, with the remaining two thirds first eligible to vest in January of, respectively, 2014, and 2015. The restricted stock vests if SPX total stockholder return exceeds that of the S&P 500 Index for either the first year in which the tranche may vest or the cumulative period since the grant date. Shares of restricted stock that do not vest within the three-year vesting period in accordance with these performance requirements are forfeited.

        Our total stockholder return exceeded that of the S&P 500 in 2012. Accordingly, one tranche of each of the 2010, 2011, and 2012 equity awards vested.

        In 2011, one third of each of the 2010 and 2011 awards of restricted stock did not vest. In 2012, these unvested awards again failed to vest due to the total stockholder return of the S&P 500 exceeding that of our stock during the relevant cumulative measurement periods. The 2010 award was subsequently forfeited in accordance with the terms of the grant. The 2011 award may vest in January 2014, but only if our performance exceeds that of the S&P 500 over the three-year cumulative measurement period from January 2011 through December 2013. If the 2011 award fails to vest at that time, according to its terms it will also be forfeited.

        Any cash dividends paid with respect to shares of unvested restricted stock are deposited in the director's name in an escrow or similar account maintained by SPX Corporation for that purpose. These dividends are subject to the same time and performance restrictions as the shares of restricted stock to which they relate and are payable only upon vesting of the underlying stock. Dividends on the two tranches of stock that did not vest as described above were not paid and will continue to accrue until the tranche vests or is forfeited. Dividends on the forfeited 2010 award were forfeited.

        Beginning in 2013, we have changed the terms of equity awards to our directors. In previous years, as described above, stock was subject to performance vesting. In 2013 and subsequent years, equity awards to directors will vest based only on the passage of time. Grants will be made at or around the date of our Annual Meeting, and will vest one year later, on or around the date of the following Annual Meeting. Time-vested awards are designed to help ensure engaged directors with interests closely aligned with those of our long-term stockholders.

        Until 2013, we awarded 2,500 restricted shares annually to each director. Beginning in 2013, we are moving to a value-based grant. Each non-employee director will be granted shares equal in value to $130,000 based on the closing price of our stock on the day prior to grant.

Deferred Compensation Program for Non-Employee Directors

        The 1997 Directors' Plan provides that each non-employee director may defer up to 100% of his or her annual cash retainer. Our Lead Director may also defer up to 100% of the Lead Director cash payment. Amounts so deferred may be invested through a grantor trust in the form of share units or money credits deposited in one or more funds offered by the plan's trustee. The interest rate earned on the money credits is not above-market or preferential. We distribute amounts deferred pursuant to this program to each non-employee director in a lump sum payment at the earlier of age 70 or termination of his or her service as a director of SPX.

Other

        The SPX Foundation (the "Foundation") will make matching donations for qualified charitable contributions for any director up to a total of $20,000 per annum.

Stock Ownership Guidelines

        Non-employee director stock ownership guidelines are three times the annual cash retainer. Each director is requested to attain the desired level of ownership within five years of the date of appointment as a director. Shares held in family trusts and shares held in retirement plan accounts are deemed to be owned shares for purposes of these guidelines. Unexercised stock options and unvested performance-based equity awards are excluded.

        Once a director attains the desired level of share ownership, he or she shall continue to be considered in compliance with these guidelines even if the director later falls below the guideline, provided that he or she retains at least 50% of the net shares acquired upon exercise of stock options and at least 50% of the net shares acquired pursuant to vested restricted equity awards until he or she again meets or exceeds the guidelines.

        Each director was in compliance with these requirements as of February 20, 2013.

Director Compensation Table

        The following table summarizes the compensation of our directors who served during 2012. Mr. Kearney, our Chairman, President and CEO, receives no compensation in connection with his service as a director and, accordingly, is omitted from this table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)

J. Kermit Campbell	$115,000	$117,665	$232,665

Emerson U. Fullwood	$90,000	$117,665	$207,665

Albert A. Koch	$90,000	$117,665	$207,665

Terry S. Lisenby	$90,000	$117,665	$207,665

Michael J. Mancuso	$90,000	$117,665	$207,665

Peter F. Volanakis	$90,000	$117,665	$207,665

Martha B. Wyrsch	$90,000	$117,665	$207,665

(1)
Represents annual retainer of $90,000, the receipt of which the non-employee director may defer at his or her option. Mr. Campbell received an additional $25,000, representing the annual retainer for serving as Lead Director. No director deferred any income in 2012.

(2)
Equity awards are subject to performance vesting conditions, and the amounts reported in the above table were calculated in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718, "Compensation—Stock Compensation" ("Topic 718") to reflect their grant date fair market value given vesting requirements. See note 15 to the consolidated financial statements contained in our Annual Report on Form 10-K for the period ended December 31, 2012, for additional information regarding the calculation of these numbers.

The total number of shares of unvested restricted stock held by each director on December 31, 2012, was: Mr. Campbell, 6,667; Mr. Fullwood, 6,667; Mr. Koch, 6,667; Mr. Lisenby, 5,000; Mr. Mancuso, 6,667; Mr. Volanakis, 2,500; and Ms. Wyrsch, 6,667.

All stock options held by directors have vested. Each of Messrs. Campbell and Fullwood held 3,800 options on December 31, 2012. No other directors held any options at that date.

OWNERSHIP OF COMMON STOCK

Directors and Officers

        The following table shows how much of our common stock the directors, named executive officers, and all officers and directors as a group beneficially owned as of March 11, 2013. The "named executive officers" are our Chief Executive Officer, our Chief Financial Officer, and our next three most highly compensated officers who were serving as officers as of December 31, 2012, as well as Mr. O'Leary, who retired from his position as our Chief Financial Officer in August 2012.

        Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. The number of our shares beneficially owned by each of the named executive officers and by all directors and officers as a group includes shares held in the SPX Corporation Retirement Savings and Stock Ownership Plan. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

        The percent of SPX common stock owned is based on [             ] shares outstanding as of March 11, 2013.

Directors and Named Executive Officers	Shares of Common Stock Owned (1)	Options Exercisable Within 60 Days	Total	Percent of Class

J. Kermit Campbell (1)	[ ]	[ ]	[ ]	*

Donald L. Canterna	[ ]	[ ]	[ ]	*

Robert B. Foreman	[ ]	[ ]	[ ]	*

Emerson U. Fullwood	[ ]	[ ]	[ ]	*

Christopher J. Kearney (1)	[ ]	[ ]	[ ]	[	]%

Albert A. Koch	[ ]	[ ]	[ ]	*

David A. Kowalski	[ ]	[ ]	[ ]	*

Terry S. Lisenby	[ ]	[ ]	[ ]	*

Michael J. Mancuso	[ ]	[ ]	[ ]	*

Patrick J. O'Leary	[ ]	[ ]	[ ]	*

David V. Singer	[ ]	[ ]	[ ]	*

Jeremy W. Smeltser (1)	[ ]	[ ]	[ ]	*

Peter Volanakis	[ ]	[ ]	[ ]	*

Martha B. Wyrsch	[ ]	[ ]	[ ]	*

All directors and officers as a group (16 persons)	[ ]	[ ]	[ ]	[	]%

*
Less than 1.0.

(1)
Mr. Kearney indirectly holds 302,876 share through a revocable trust of which he is the trustee and he and his family members are beneficiaries. Mr. Kearney also indirectly holds 52,299 shares through a revocable family trust of which his wife is the trustee and the beneficiary. The shares in the trust of which his wife is the trustee are pledged to secure a loan. Mr. Smeltser has pledged 17,785 shares to secure a personal line of credit. Mr. Campbell has pledged 3,000 shares to secure a loan. Borrowings secured by these pledges are not used for investing in securities. Each of Messrs. Campbell and Smeltser has represented to SPX that, as soon as practicable but no later than December 31, 2013, no shares he is deemed to beneficially own will be pledged. Mr. Kearney holds unpledged shares equal in value to approximately [       ] times his annual salary, based on the closing price on March 11, 2013.

Other Principal SPX Stockholders

        Set forth in the table below is information about beneficial owners of more than five percent of the issued and outstanding shares of our common stock. The percent of class held is based on [             ] shares of our common stock outstanding on March 11, 2013.

Name and Address	Shares of Common Stock Beneficially Owned	Percent of Class

BlackRock, Inc. (1) 40 East 52nd Street New York, NY 10022	4,246,620	[ ]%

Relational Investors, LLC (2) 12400 High Bluff Drive, Suite 600 San Diego, CA 92130	4,114,782	[ ]%

JPMorgan Chase & Co. (3) 270 Park Avenue New York, NY 10017	3,383,988	[ ]%

Wells Fargo & Company (4) 420 Montgomery Street San Francisco, CA 94104	2,861,465	[ ]%

(1)
Based on information provided in a Schedule 13G/A filed with the SEC on February 1, 2013 by BlackRock, Inc. and certain of its affiliated entities (collectively, the "BlackRock Entities"). The BlackRock Entities report having sole voting power and sole dispositive power with respect to all the shares.

(2)
Based on information provided in a Schedule 13D filed with the SEC on February 25, 2013 by Relational Investors, LLC and certain of its affiliated entities (collectively, the "Relational Investors Entities"), and Ralph V. Whitworth and David H. Batchelder. The Relational Investors Entities report having sole voting power and sole dispositive power with respect to all the shares. The Schedule 13D indicates that Messrs. Whitworth and Batchelder have shared voting power and shared dispositive power over the shares owned by the Relational Investors Entities.

(3)
Based on information provided in a Schedule 13G filed with the SEC on February 1, 2013 by JPMorgan Chase & Co. and certain of its affiliated entities (collectively, the "JPMorgan Entities"). The JPMorgan Entities report having sole voting power with respect to 2,956,680 of the shares, shared voting power with respect to 139 of the shares, sole dispositive power with respect to 3,382,764 of the shares, and shared dispositive power with respect to 139 of the shares.

(4)
Based on information provided in a Schedule 13G/A filed with the SEC on February 13, 2013 by Wells Fargo & Company and certain of its affiliated entities (collectively, the "Wells Fargo Entities"). The Wells Fargo Entities report having sole voting power with respect to 2,330 of the shares, shared voting power with respect to 2,413,576 of the shares, sole dispositive power with respect to 2,330 of the shares, and shared dispositive power with respect to 3,439,131 of the shares.

 SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that SPX's officers, directors and 10% stockholders file reports of ownership and changes of ownership of SPX common stock with the SEC and the NYSE. Based on a review of copies of these reports provided to us and written representations from officers and directors, we believe that all filing requirements were met.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        The main goals of our Compensation Committee (the "Committee") in 2012 were to ensure that our compensation program continued to reflect our focus on pay for performance and to be responsive to input from our stockholders regarding our pay program. As reported below, the connection between SPX pay and performance did remain strong in 2012, and we believe it will be even stronger in 2013, due to changes made in response to feedback from our investors.

Responsiveness to Stockholders

        We believe our pay program has been effective, but we also strive for continuous improvement. Thus, during 2012, we made a specific effort to reach out to our stockholders to solicit their input. Based on the input received from that process, guidance from the Committee's outside compensation advisor, and our own analyses, the Committee has made significant changes to our equity-based pay program, effective at the beginning of 2013, to further strengthen the connection between pay and performance.

        Key changes include:

  •
  Eliminating multiple opportunities for equity awards to vest

  •
  Awarding restricted stock based on the value of the award rather than on a fixed number of shares

  •
  Making equity award agreements subject to current and future clawback provisions

  •
  Changing the external performance metric to the S&P Composite 1500 Industrials, an index we believe represents our businesses better than the broader S&P 500 Index

  •
  Moving to a graduated payout opportunity for stock awards based on our relative performance against an external metric

Pay for Performance/Accountability

        From a performance perspective, 2012 was a year of strategic transition, in which we continued our efforts to further align SPX to serve end markets with attractive near and long-term growth potential. We finished 2012 with our strongest financial quarter of the year, highlighted by sequential revenue growth and margin expansion across all three segments and an increased contribution from ClydeUnion, which we acquired at the end of 2011. As part of our strategic transformation, we completed the sale of our Service Solutions business for approximately $1.15 billion. Consistent with our $700 million capital allocation plans announced in early 2012, we used $350 million to repurchase shares and $350 million to reduce bank debt. We have allocated an additional $450 million of capital in 2013 to actions we believe will generate a solid return on investment and increase earnings per share. We have significant liquidity and believe that we have started 2013 well positioned for future growth.

        Consistent with our executive compensation philosophy, our 2012 performance resulted in our meeting some of, but not all, our compensation metrics. For 2012, restricted stock for our named executive officers ("NEOs") partially vested based on our stock's one-year outperformance compared to the S&P 500 Index; however, NEOs forfeited a significant amount of restricted stock as a result of our stock's two- and three-year underperformance compared to the S&P 500 Index. Likewise, NEOs were awarded some bonuses for 2012, but those bonuses were significantly below target due to the fact that our 2012 operational results were still depressed, reflecting a challenging late-cycle power generation market. Following are key takeaways demonstrating the close ties between our performance and our pay:

OUR PERFORMANCE	IMPACT ON OUR PAY
We outperformed the S&P 500 Index in 2012	Three tranches of restricted equity awards vested
We did not outperform the S&P Index over the 2011-2012 or 2010-2012 measurement periods	Two tranches of restricted stock awards did not vest, one of which was forfeited. The value of the awards and related dividends forfeited by NEOs was $4.9 million.
Business performance remained depressed, reflecting a challenging late-cycle power generation market	Bonuses were paid at the lower end of the opportunity range, averaging 35.9% of target.

Pay For Performance – Commentary on Reported Compensation: While the Summary Compensation Table can be a useful tool to compare pay opportunities across companies, we believe that, due to the structure of our pay program, it does not provide all the information needed to assess our compensation program from a pay-for-performance perspective.

Forfeited Equity Awards: Grants reported in the Summary Compensation Table do not represent actual value transferred. NEOs forfeit stock grants unless our stock outperforms an external index. The Summary Compensation Table includes the accounting value of restricted stock awards granted, but does not reflect the value of forfeited equity. We believe this focus on pay opportunity without consideration of the impact of performance on net shares (equity awards granted less those forfeited) overstates the value of pay actually earned by our NEOs.

Pension Accruals and Interest Rates: Interest rates can dramatically and disproportionately increase pension accruals as reported in the Summary Compensation Table, particularly in cases, such as with our CEO, where an executive has many years in service and has stopped accruing extra years' service under the plans. In these cases, interest rates can have a disproportionate impact and, we believe it is particularly important to understand pension accruals from an absolute dollar perspective, focusing on the amount by which the lump sum payable to the NEO upon retirement actually increased over the course of the reported year. This has the advantage of reflecting the actual increased benefit to the NEO, rather than changes driven by net present value calculations that fluctuate significantly based on interest rates.

Supplemental Compensation Table: To provide additional data on these two points, we have provided a Supplemental CEO Compensation Table for 2012 on p. 45 reporting compensation data for our CEO as adjusted to (1) report the value of equity granted less equity forfeited and (2) report the change in the lump-sum amount we would actually have paid our CEO assuming he left our company on December 31, 2012, versus December 31, 2011. This table reflects that our CEO forfeited stock worth $1.5 million and that the walk-away value of his pension increased by $2.0 million – approximately half the amount reported in the Summary Compensation Table.

Executive Compensation Philosophy

        We follow these guiding principles when designing and setting compensation for our NEOs:

  •
  Compensation should reward performance

  •
  Compensation should align the interests of our NEOs with those of our long-term stockholders

  •
  Compensation should support our business and human capital strategies

  •
  Compensation should attract, motivate and retain quality NEOs

Executive Compensation Practices

Practices We Follow

        Pay for Performance—We tie pay to performance. The great majority of executive pay is not guaranteed. Our bonuses demand improvement in operating profit and/or margins and correspondingly strong cash performance. Equity awards to NEOs require performance in order to vest.

        Reasonable Perquisites—In recent years we have eliminated tax gross-ups on perquisites and reduced perquisites.

        Independent Compensation Consultant—The Committee retained Pearl Meyer as its compensation consultant. Pearl Meyer works directly for the Committee and the Nominating and Governance Committee, and performs no other work for our company. Pearl Meyer may, at the direction of the Committee, work with management on executive officer and director compensation design.

        Review Tally Sheets—We review compensation tally sheets for our NEOs at least annually.

        Mitigate Undue Risk—We mitigate undue risk associated with compensation. We do this by utilizing caps on potential payments, multiple performance targets and robust Board and management processes to identify risk. We do not believe any of our pay programs create risks that are reasonably likely to have a material adverse impact on our company.

        Stringent Share Ownership Guidelines—We have a stringent share ownership policy, with which all NEOs are in compliance.

Practices We Avoid

        New 280G Excise Tax Gross-Ups—Since 2005, we have not entered into contracts with officers that include Section 280G excise tax gross-ups.

        Hedging—We do not permit our employees, including our NEOs, to hedge against fluctuations in our stock value or engage in short sales relating to our stock.

        Other Practices We Avoid—As in prior years, we have avoided:

  •
  multi-year guarantees for salary increases,

  •
  non-performance-based bonuses,

  •
  inclusion of long-term equity awards in the pension calculation,

  •
  bonus payouts without justifiable performance linkage or proper disclosure,

  •
  discretionary bonuses, and

  •
  performance goals that are too easily achievable or based on negative earnings.

Compensation Practices Discussion

        We tailor compensation to the business and competitive environment because our success depends on our ability to attract and retain experienced and proven leaders and to motivate them to deliver superior results.

        The proportion of incentive-based pay increases along with responsibility and authority. For our senior-level management, and in particular for our NEOs, a significant majority of direct compensation (salary, bonus, and equity awards) is incentive-based. The charts below show the direct compensation awarded to our CEO and all NEOs in 2012, based on the values as reported in the Summary Compensation Table. Bonuses and equity awards represent the incentive-based portion of compensation.

        Bonuses are based on operating performance. Equity awards are designed to reward increased stock price and aid in retention. We design both cash bonuses and equity awards to align employee interests with those of our stockholders. We also offer each NEO perquisites and post-employment benefits.

        Since September 2011, the Committee has retained Pearl Meyer directly as its sole independent compensation advisor. The independent compensation advisor advises on all aspects of executive officer and director compensation. For more information, see "Corporate Governance—Compensation Advisor," on p. 13.

        The most significant aspects of management's role in the compensation-setting process are as follows:

  •
  Our human resources, finance and legal departments prepare materials for the Committee, as does the Committee's independent compensation advisor.

  •
  Our CEO provides his evaluation of the performance of each of the other NEOs and offers recommendations regarding their salary levels, bonus targets and equity awards.

  •
  Management prepares and recommends business performance targets and objectives.

        NEO performance is judged primarily by reference to performance of the company as a whole. Additional, subjective, assessments are made, including direct assessments of performance, formal talent assessment reviews, and assessments of adherence to our values. Our CEO and our human resources department use these assessments to develop compensation recommendations for our NEOs other than the CEO. These recommendations are reviewed with the Committee's independent compensation advisor and then submitted to the Committee for review, discussion, and approval. Additionally, the Committee reviews tally sheets setting forth total compensation and walk-away values at least annually. The Committee establishes and approves all elements of compensation for our CEO based on input from and conversations with management and the Committee's independent compensation advisor, as well as its own assessments.

        The Committee's independent compensation advisor recommends the list of peer companies against which we benchmark our executive officer and director compensation. The companies selected are primarily industrial manufacturing companies from the Capital Goods sector, with most also being in the Industrial Machinery industry group, each as classified by Standard and Poors. The companies as a group are similar to SPX in size and other characteristics and are typically companies against which we compete for talent. Factors considered in determining the peer group include revenues, as well as market capitalization, total assets, and employee count. The following companies composed the peer group for 2012:

Carlisle Companies, Inc.	Danaher Corp.	Ingersoll-Rand Co. Ltd.	Rockwell Automation, Inc.
Cooper Industries, Ltd.	Dover Corp.	ITT Corp.	Roper Industries, Inc.
Corning Inc.	Eaton Corp.	Pall Corp.	Snap-On Inc.
Crane Co.	Flowserve Corp.	Parker-Hannifin Corp.	Textron, Inc.
Cummins Inc.	Harsco Corp.	Pentair, Ltd.	Timken Co.

        Additionally, the 2011 Towers Watson CDB General Industry Executive Compensation Database provided market data for comparably sized companies across a large number of general industrial and manufacturing companies and was used to supplement the peer group data. Pearl Meyer used regression analysis to adjust data in these surveys to appropriately reflect officer compensation at companies with annual revenues similar to SPX.

        We consider competitive compensation practices by other companies for comparative purposes. We do not target specific benchmark percentiles. The comparative analysis is just one of several tools we use to set compensation. We award compensation outside the target levels for reasons that may include market forces, company or individual performance, length of service, existing contractual obligations, and differing levels of responsibility and value created by officers with the same or similar title.

        In addition to its regular on-going review, the Committee reviewed the entire executive officer compensation program in 2012, with a particular focus on long-term incentive plan design. Compensation changes discussed in this proxy statement resulted, in part, from these discussions.

2012 Compensation

Base Salary

        Base salary is designed to offer competitive base income. In setting base salary, we consider the salary and total compensation market data in the context of the NEO's role and responsibilities, experience and tenure, internal equity considerations, individual performance and contribution to SPX results.

        In 2012, our CEO and Mr. Foreman each received salary increases of about 3%, and Mr. Kowalski received an increase of about 4%, in line with our view of increases at peer companies, and also in line with increases granted to our other employees. Mr. Canterna received a 10.9% increase in 2012, reflecting the increased importance we accord to the Flow Technology Segment. Mr. Smeltser received a 12.5% increase in his salary effective August 6, 2012, in connection with his promotion to the role of our CFO. Mr. O'Leary's salary was increased 3%, in line with our view of increases at peer companies and also in line with increases granted to our other employees.

Bonuses

  Targets

        We set target bonus at a percentage of year-end salary. We increase this percentage as the employee's responsibilities and authority increase to help ensure that those most able to impact our company performance have the greatest percentage of their total compensation tied to our company's performance.

        Target bonuses for most NEOs were unchanged for 2012, with targets of 130% of salary for our CEO, 100% for Messrs. Foreman and O'Leary, and 80% for Messrs. Canterna and Kowalski. Mr. Smeltser's bonus was increased from 70% to 80% effective August 6, 2012, in recognition of his increased responsibilities. Mr. O'Leary's bonus was pro-rated for the portion of the year he was employed by SPX.

  2012 Bonus Awards

        Our Executive Annual Bonus Plan (the "162(m) Plan") determines which of our named executive officers qualify for the payment of bonuses and determines the maximum bonus payment that each of them can receive, subject to reduction at the discretion of the Committee. The 162(m) Plan is designed to permit us to treat bonus payments to our named executive officers as a tax deductible expense. In 2012, the 162(m) Plan performance goal was met and each of our named executive officers qualified for a maximum bonus under the plan. The bonuses actually paid to our named executive officers, however, were reduced to equal the bonuses payable pursuant to our Executive Bonus Plan, the plan under which we pay bonuses to our other executives.

        The Executive Bonus Plan pays bonuses equal to 0% to 200% of target bonus by reference to one or more metrics. The threshold for at least one metric must be met in order for any bonus to be paid. If only one metric threshold is met, total potential payout is limited to 50% of target bonus.

        The chart below shows the 2012 threshold, target, and stretch goals for each of the relevant metrics, our actual results, and the resultant percentage of target bonus.

($ Millions) Metric	Threshold	Target	Stretch	Actual	Bonus %

Corporate

Bonus Operating Margin	8.24%	8.74%	9.24%	7.59%	30.7%

Bonus Free Cash Flow	$168	$208	$248	$217

Industrial Products and Services

Bonus Operating Income	$172.126	$209.600	$250.910	$162.386	25.3%

Bonus Free Cash Flow Conversion	80%	100%	120%	100.3%

Flow Technology

Bonus Operating Income	$274.317	$316.400	$359.863	$294.742	95.4%

Bonus Free Cash Flow Conversion	80%	100%	120%	104.5%

        Both corporate and our Industrial Products and Services businesses performed below the threshold for the Bonus Operating Margin/Income metric, which result, when combined with the Bonus Free Cash Flow performance as reflected in the table, yielded a bonus payout significantly below target.

        Our Flow Technology Segment performed above threshhold but below its target Bonus Operating Income goal. Combined with Bonus Free Cash Flow performance as reflected in the table, this resulted in a bonus payout slightly below target.

        The bonus target for Messrs. Kearney, Foreman, and O'Leary, our corporate NEOs, was based entirely on the corporate matrix.

        The bonuses of Messrs. Kowalski and Canterna, the leaders of, respectively, our Industrial Products and Services businesses and our Flow Technology segment, were calculated as an average of the corporate and their business unit performance.

        Mr. Smeltser's bonus for the period he served as Flow Technology's CFO was calculated in the same manner as Mr. Canterna's. He was paid at the corporate target level for the period he served as our CFO.

        The chart below details how we arrived at bonus amounts for each NEO.

	2012 Year-End Salary	Target Bonus, as Percentage of Salary	Percentage of Target Bonus Payable Based on 2012 Performance	Bonus Amount

Christopher J. Kearney	$1,114,000	130%	30.7%	$444,597

Jeremy W. Smeltser	$450,000	70% (through 8/5/2012)	63.1% (through 8/5/2012)	$163,079
		80% (beginning 8/6/2012)	30.7% (beginning 8/6/2012)

Robert B. Foreman	$769,410	100%	30.7%	$236,209

Donald L. Canterna	$600,000	80%	63.1%	$302,880

David A. Kowalski	$520,000	80%	28.0%	$116,480

Patrick J. O'Leary*	$896,100	100%	30.7%	$162,366

*
Pro-rated for the period of the year Mr. O'Leary was employed by SPX.

  2012 Metrics

        Both corporate and segment employees are measured on improvements in operating results and free cash flow performance. For 2012, we used the Bonus Operating Margin metric at the corporate level. Each of the Industrial Products and Services businesses' and the Flow Technology Segment's operating results metric was Bonus Operating Income. The 2012 cash flow metrics were Bonus Free Cash Flow for corporate and Bonus Free Cash Flow Conversion for the segments. Combined, these metrics are designed to reward improving performance by managing profitability expenses and encouraging focus on quality of earnings and the efficient use of capital. Further, these metrics align with our public communications and internal business goals. We believe they are transparent, understandable and consistent with compensation plans at other industrial companies.

        We exclude items to eliminate factors beyond the control of company employees in the measurement year, focusing employees, including NEOs, on controllable operating performance, and to eliminate possible disincentives to act in the best interest of our stockholders. For example, the disposition of a non-core business may be expected to have long-term benefits, but the loss of profits and cash flow from the business may have the impact of reducing bonuses in the year in which the business was sold and, accordingly, these numbers are adjusted in the calculation of bonuses.

        For 2012, Bonus Operating Margin represented adjusted operating income divided by net revenues, and adjusted operating income represented operating income excluding stock-based compensation expense, pension and post-retiree medical expense or income, goodwill and other asset impairments, certain profits or losses on acquisitions or dispositions, certain litigation reserves and settlements, and other similar items, subject to Committee approval.

        Bonus Operating Income for the Industrial Products and Services businesses and the Flow Technology Segment represented operating income, excluding minority interest (if applicable) and amounts accrued for bonuses. We do not generally exclude the effects of restructuring actions when calculating Bonus Operating Income, except that we do exclude any restructuring charges associated with the integration of newly acquired businesses. We also exclude costs associated with certain research and development activity from the calculation of each segment's bonus. The elimination of costs associated with certain research and development activity is related to our corporate-led innovation initiative. Under this initiative, corporate-level management provided certain incentives to encourage the rapid development of what it deems to be the most promising research and development projects, representing a small portion of our total research and development projects and spending. These incentives included, for bonus calculation purposes, deferring development costs for selected innovation investments and amortizing development costs in a manner designed to track commercialization of the projects and other similar items, subject to Committee approval.

        For the corporate metric, Bonus Free Cash Flow represented Bonus Operating Cash Flow less capital expenditures. Bonus Operating Cash Flow for corporate was operating cash flow from continuing operations, plus or minus an adjustment to reflect payment of accounts payable on a normalized basis, minus pension and post-retiree medical funding requirements in excess of or less then related expense, and plus or minus deferred and amortized cash investments in our new headquarters facility, certain operating cash activity associated with acquisitions or dispositions, and other similar items, subject to Committee approval.

        For each of the Industrial Products and Services businesses and the Flow Technology Segment, Bonus Cash Flow Conversion represented Bonus Free Cash Flow divided by Bonus Operating Income. Bonus Free Cash Flow represented Bonus Operating Cash Flow less capital expenditures. In each case, the Bonus Operating Cash Flow metric was operating income, plus depreciation and amortization, plus or minus changes in working capital, but excluding the change in amounts accrued for bonuses, plus or minus an adjustment to reflect payment of accounts payable on a normalized basis, amounts related to adjustments of Bonus Operating Income, certain operating cash activity associated with acquisitions or dispositions, and other similar items, subject to Committee approval.

Equity-Based Awards

        As noted above, we have made significant changes to our equity-based awards for 2013. These changes are discussed in more detail beginning on p. 34. This section focuses on equity awards made in 2012 and prior years.

        In 2012 and prior years, we awarded annual grants of equity with performance vesting thresholds to eligible SPX employees, including NEOs, pursuant to our 2002 Stock Compensation Plan, as amended. We design equity awards to promote long-term stock ownership and expose senior-level management to the risks and rewards faced by our long-term stockholders. Because equity awarded to NEOs generally vests over three years, and generally vests only if the total return of our stock outperforms a performance metric, it also has significant employee retention value and continues to tie the interests of our NEOs to those of our stockholders even after it is awarded. Grants of performance-based restricted stock are the most significant component of our NEOs' direct compensation opportunity.

        Annual grants of equity have historically had three tranches. The tranches vest in equal amounts over three years, but only if SPX total stockholder return exceeds the S&P 500 Index for the prior year or for the cumulative period since the grant date. If the first or second tranche fails to vest, it may vest in a later year if our total stockholder return exceeds that of the S&P 500 Index for the cumulative period since the grant date. Any tranche that does not vest within three years is forfeited.

        Five tranches were up for vesting at the end of 2012—three tranches that were up for vesting for the first time (the first, second, and third tranches of each of the 2012, 2011, and 2010 equity awards), plus two tranches (the second tranche of the 2010 equity award and the first tranche of the 2011 equity award) that had failed to vest based on our performance last year.

        The three tranches that were up for vesting for the first time did vest, due to our stock outperforming the S&P 500 Index in 2012. However, neither of the other two tranches vested because, even though we outperformed the S&P 500 Index in 2012, we did not outperform the S&P 500 over the two- and three-year measurement periods applicable to these tranches.

        NEOs forfeited the second tranche of the 2010 award, together with accrued dividends on the forfeited shares, as a result of its not vesting within three years of the date of grant. The first tranche of the 2011 award will be forfeited at the beginning of 2014 unless our stock outperforms the S&P 500 Index over the 2011 through 2013 measurement period, which would require that it outperform the S&P 500 Index by more than 17% in 2013.

        Share grant amounts were unchanged in 2012 for Messrs. Kearney and Foreman, with Mr. Kearney receiving 100,000 shares and Mr. Foreman 31,500 shares. Each of Mr. Canterna and Mr. Kowalski was awarded 25,000 shares, an increase from 17,500 shares in 2011, in each case resulting from analysis regarding competitive levels of pay for operations-related roles. Mr. Smeltser was awarded 17,500 shares. Mr. Smeltser received 5,000 additional shares in August 2012, in connection with his appointment as our CFO, which will vest three years from the grant date if he is still employed by SPX.

  Equity Awards Practices

        We conduct a full review of executive compensation, including equity awards, at least annually. In 2010 and 2011, equity awards were reviewed and approved in February and granted on the first trading day in March. In 2012, equity awards were reviewed and approved late in 2011 and were granted on the first trading day of 2012.

        Each performance-based equity award was divided into three equal tranches, with one tranche first becoming eligible to vest on each of the one, two, or three year anniversaries of the date of its grant, based on the annual and cumulative vesting criteria described above.

        Dividends with respect to any shares of unvested restricted stock are deposited in the NEO's name in an escrow or similar account maintained by SPX for that purpose. The NEO receives these dividends only if and when the related shares of equity vest. Dividends are forfeited if the equity on which those dividends were paid is forfeited.

        In the event of retirement, termination by SPX without "cause" or voluntary termination by the executive for "good reason" (each as defined in the applicable award or employment agreements), unvested restricted stock will remain subject to the original performance requirements and vesting schedule.

        It has been our practice to grant equity awards based primarily on number of shares, rather than grant value. The value of equity awarded to our NEOs in 2012 as reported in the Summary Compensation Table decreased significantly from 2011 to 2012, due to the decrease in our stock price between the 2011 grant date and the 2012 grant date.

        The Committee also may make, and in the past has made, special grants during the course of the year, primarily for new hires, for promotions, to retain valued employees or to reward exceptional performance. These special grants may be subject to performance or time vesting, and are issued on the date of grant or upon a date certain following the grant date, such as the date on which a new hire commences employment. Mr. Smeltser received a grant of 5,000 shares of restricted stock in August 2012 in connection with his appointment to the role of CFO that will vest if he is still with our company on the third anniversary of the grant date.

        We have not granted stock options to any employee since 2004.

Changes to 2013 Equity Awards

        As noted above, the main goals of the Committee in 2012 were to ensure that our compensation program continued to reflect our focus on pay for performance and to be responsive to input from our stockholders. Accordingly, we made a specific effort to reach out to our stockholders to solicit feedback on our pay program. We used that feedback, together with guidance from our outside compensation advisor and our internal analyses, to guide significant changes to our equity-based program, effective at the beginning of 2013. These changes and their underlying rationale are described below:

Long-Term Incentive Program (Changes for 2013)

	2012	2013	Rationale

Grant Calculation	Primarily based on number of shares.	Primarily based on fair value of awards.	We believe it is a more common practice to award grants based on value rather than share count and that this will improve investor understanding of our pay practices, while also making us more attractive to potential and current employees.

Vesting Type	100% of equity awards were subject to company performance compared to an external metric.

100% of equity awards are subject to performance vesting designed to qualify the equity award for deductibility under Section 162(m) of the Internal Revenue Code ("Rule 162(m)").

        Of each grant:
Two-thirds is subject to company performance compared to an external performance metric.
One-third is subject to an internal performance metric.

Tying the vesting of two-thirds of the grant to an external performance metric continues the strong alignment of NEO and stockholder interests.
Allowing some shares to vest subject to an internal performance metric designed to qualify under Rule 162(m) improves our ability to retain officers, and we believe this is a more common practice.

Vesting Time	One-third of each grant became eligible to vest at the end of each of the first, second, and third year following grant.	The external performance metric stock becomes eligible to vest three years after grant date.	Setting the external performance metric against the three-year performance of the S&P Composite 1500 Industrials Index encourages management to focus on long-term performance.
		One-third of each internal performance metric grant becomes eligible to vest at the end of each of the first, second, and third year following grant.	Annual vesting of internal performance metric grants allows us to set targets every year and increases the retention value of equity awards.

Long-Term Incentive Program (Changes for 2013)

	2012	2013	Rationale

Multiple Vesting Opportunities	Some tranches had more than one opportunity to vest.	No awards have more than one opportunity to vest.	Investor feedback led us to eliminate multiple vesting opportunities.

Performance Metrics	SPX total stockholder return ("TSR") measured against the S&P 500 TSR.	External metric awards: SPX TSR measured against the S&P Composite 1500 Industrials Index TSR.	We believe the S&P Composite 1500 Industrials Index tracks performance of companies similar to ours more closely than does the broader S&P 500 Index.
		Internal metric awards: Internal performance metric, set annually, designed to qualify under Rule 162(m).	We believe the internal performance metric awards serve a valuable retention purpose.

Graduated Performance	100% of each tranche would vest if SPX TSR exceeded that of the S&P 500 either in the first year in which the tranche became eligible to vest or over the cumulative period since the date of the grant.
Between 25% and 125% of the external performance metric award may vest based on the 3-year performance of SPX TSR against the S&P Composite 1500 Industrials Index TSR.

100% of internal metric award may vest based on one-year internal performance.
Investor feedback and review of peer company compensation packages indicate that it is common practice to allow proportional vesting of performance stock. Additionally, this reduces sharp vesting cliffs, which could lead to adverse incentives for short-term behavior.

Clawback Provisions	None	Awards are subject to any compensation recovery policy adopted by us, as amended from time to time.	Clawback provisions are becoming more common and we believe encourage good goveranance.

Other Benefits and Perquisites

        We provide perquisites to attract and retain executives in a competitive marketplace, and believe these benefits are generally consistent with market practices of our peer group and other comparable public industrial manufacturing companies. See the Summary Compensation Table and accompanying footnotes for a full listing of benefits and perquisites. We do not provide tax gross-up payments for perquisites.

        In connection with the relocation of our headquarters to Charlotte, North Carolina in 2002, all our then-employees who relocated, including Messrs. Kearney, O'Leary and Foreman, were eligible to receive interest-free, 20-year relocation loans to finance the purchase of a principal residence. Each of Messrs. Kearney, O'Leary and Foreman received loans in the amount of $1.5 million (which amount remains the outstanding balance for each of Messrs. Kearney and Foreman), secured by a mortgage on the related residence. Employees, including the NEOs, are required to repay the loan if they cease to be employed by us, sell the residence, change their principal residence, or are transferred from the corporate headquarters. The loan will be forgiven in the event of death, disability or a change in control. Mr. O'Leary has repaid his loan. We have not made any relocation loans or payments to officers since 2002.

        Our CEO may utilize our aircraft for personal travel for himself and his family. Other NEOs may be permitted personal use of our aircraft for themselves and their families if approved by our CEO. This benefit enhances security for our officers and allows them to devote more time to SPX business. We report the value of any personal use of our corporate aircraft by NEOs as ordinary taxable income and as compensation in the Summary Compensation Table for 2012 on p. 40.

Retirement and Deferred Compensation Plans

        The NEOs participate in the SPX Corporation Supplemental Retirement Plan for Top Management (the "TMP"). Some of the NEOs are also participants in the SPX Corporation Individual Account Retirement Plan (the "IARP") and the SPX Corporation Supplemental Individual Account Retirement Plan (the "SIARP").

        There were no changes to the pension plan benefits or terms for NEOs for 2012.

        We believe the executive retirement program plays a key role in attracting and retaining executive talent. The TMP is the most significant element of this program and has been in place since October 22, 1985. Messrs. Kearney, O'Leary and Foreman, our longer-serving NEOs, have credited service in the TMP since 1997, 1996 and 1999, respectively. In 2005, in response to changing practices in connection with retirement agreements, we reduced benefits provided by the TMP for participants who became officers on or after August 24, 2005. These changes include a reduced benefit, longer accrual period, higher early retirement age and reduction factor, and a 50% survivorship benefit. Our practice is to honor contracts providing benefits to our officers. For this reason, and in recognition of the significant efforts made and results achieved by our then-existing officers, we did not request that officers hired or elevated prior to August 24, 2005 agree to a reduction in their TMP benefits. The Summary Compensation Table for 2012 on p. 40 and the Pension Benefits table on p. 49, and their accompanying footnotes, provide further information concerning the annual increase in benefit value, accrued benefits and other terms of the TMP, IARP and SIARP. Retirement benefits payable upon an NEO's termination of employment are quantified and described in "Potential Payments Upon Termination or Change-in-Control," beginning on p. 53.

        NEOs and other senior-level management are eligible to participate in the SPX Corporation Retirement Savings and Stock Ownership Plan (the "401(k) Plan") and the SPX Corporation Supplemental Retirement Savings Plan (the "SRSP"), a non-qualified deferred compensation plan that permits voluntary deferrals of base salary and annual bonuses. See the Nonqualified Deferred Compensation in 2012 table and accompanying narrative and footnotes, beginning on p. 50, for more information regarding these plans.

Termination and Change-in-Control Provisions

        We design termination and change-in-control contractual provisions to be competitive at the time we enter into an agreement. As a result, our agreements have changed over time, with newer agreements generally offering reduced payments and increased vesting obligations.

        Our severance arrangements are also designed to protect stockholder interests by stabilizing management during periods of uncertainty. Severance arrangements have unique characteristics and value. For example, it may be necessary to offer severance agreements to prospective executives who forego significant bonuses and equity awards at the companies they are leaving or who face relocation expenses and family disruption in order to accept employment with us. Generally, executives are more willing to accept these risks and costs if they are protected in the event their employment is terminated due to unanticipated changes, including a change in control. Additionally, executives often assign significant value to severance agreements because they provide compensation for lost professional opportunities in the event of a change in control.

        Severance agreements also can be a powerful tool to discourage entrenchment of management, in that severance agreements can offset the risk of financial and professional loss that management may face when recommending a sale to or merger with another company. Because our severance arrangements are structured to serve the above functions, which differ, and are perceived by recipients to differ, from pay for performance, and because severance agreements represent a contractual obligation of our company, decisions relating to other elements of compensation have minimal effect on decisions relating to existing severance agreements. Decisions relating to other elements of compensation have, however, impacted potential obligations upon certain termination events, particularly termination upon change in control.

        In the case of a change in control, the NEOs become immediately vested in all previously granted unvested SPX restricted stock, including shares subject to performance vesting at the target level of vesting. This feature is designed to be equitable in the event of dismissal without cause or resignation for good reason, and we believe it is appropriate in the event of termination following a change in control. We also believe that vesting upon a change in control without termination ("single trigger" treatment) is appropriate because it:

  •
  was the prevalent approach among our peer companies at the time the agreements were entered into, and therefore supported the competitiveness of our equity awards and total compensation;

  •
  provides greater certainty as to how outstanding awards would be treated after a change in control; and

  •
  helps ensure that all employees are treated equitably with respect to outstanding equity awards regardless of what happens to their employment status as a result of the change in control.

        Termination and change-in-control agreements are further discussed and quantified in "Potential Payments Upon Termination or Change-in-Control," beginning on p. 53.

Stock Ownership Guidelines

        We maintain stock ownership guidelines to emphasize the importance of substantive, long-term share ownership by senior executives to align their financial interests with those of stockholders. The guidelines are:

Chief Executive Officer	500% of salary
Chief Operating Officer	400% of salary
Other Executive Officers	300% of salary
Other executives designated by the Committee	100% - 200% of salary

        Shares held in family trusts and shares held in retirement plan accounts are deemed to be owned shares for purposes of these guidelines. Unexercised stock options and unvested performance-based equity awards (both those based on an internal and external metric) are excluded. Officers are asked to attain the desired level of stock ownership within five years of becoming an officer.

        Once an NEO attains the desired level of share ownership, he or she will continue to be considered in compliance with these guidelines even if the NEO later falls below the guideline if the NEO retains at least 50% of the net shares acquired upon exercise of stock options and at least 50% of the net shares acquired pursuant to vested restricted equity awards and vested restricted stock unit grants until he or she again meets or exceeds the guidelines.

        Each NEO was in compliance with these requirements as of February 20, 2013.

  Policy on Hedging

        No SPX employee may trade in derivative securities relating to SPX securities, such as put and call options or forward transactions.

Tax Matters

        We seek to structure executive compensation in a tax efficient manner, and review compensation plans in light of applicable tax provisions, including Section 162(m) of the Internal Revenue Code. To maintain flexibility in structuring executive compensation to achieve its goals and compensation philosophy, the Committee has not adopted a policy requiring all compensation to be tax deductible. Prior to 2005, to offset the effect of some taxes in the case of termination following a change in control, we agreed to make "gross-up" payments, designed to reimburse an NEO for any excise taxes imposed as a result of payments by us. As a result, the executive retains the same amount that he would have retained had the excise tax not been imposed. We provided for these payments to allow an executive to recognize the full intended economic benefit of the severance package. We have not entered into contracts with officers that include Section 280G excise tax gross-ups since 2005.

Impact on Compensation from Misconduct—Clawbacks

        If the Board of Directors were to determine that an NEO had engaged in fraudulent or intentional misconduct, it would take action to remedy the misconduct and impose appropriate discipline. Discipline would vary based on the facts and circumstances, but may include termination of employment or other appropriate actions.

        We retroactively adjust compensation in the event of a restatement of financial or other performance results to the extent required by the Sarbanes-Oxley Act of 2002. The 162(m) Plan, provides for repayment or forfeiture of awards under specified circumstances if the company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Any awards earned or accrued during the twelve-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that failed to materially comply with a financial reporting requirement must be paid back to the company. To the extent that the affected award was deferred under a nonqualified deferred compensation plan maintained by the company rather than paid to the executive officer, the amount of deferred (and any earnings from it) must be forfeited. Our 2013 equity award agreements provide that awards are subject to any compensation recovery policy adopted by us, as amended from time to time.

Say on Pay Vote

        At the 2012 Annual Meeting, about 53% of the votes cast on the advisory vote on our executive compensation were in favor of our NEO pay, as disclosed in the 2012 proxy statement. While this vote was not binding, we value the opinions of our stockholders and the Committee gives weight to your concerns as it evaluates executive compensation. After reviewing these final vote results and other investor feedback, the Committee made significant changes to our long-term incentive program beginning with the 2013 grants. These changes are described above.

        We have determined that our stockholders should vote on a say-on-pay proposal each year, consistent with the preference expressed at our 2011 Annual Meeting. Accordingly, our board of directors recommends that you vote FOR Proposal No. 2 at the Annual Meeting. For more information, see "Proposal No. 2—Advisory Vote to Approve the Compensation of our Named Executive Officers," beginning on p. 67.

Notes

        The discussion of performance targets in "Compensation Discussion and Analysis" is exclusively in the context of executive compensation, and you should not use these targets for any other purpose, or regard them as an indication of management's expectations of future results.

        References to "bonuses" are to performance-based payments reflected as Non-Equity Incentive Plan Compensation in the Summary Compensation Table on p. 40.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the SPX Board of Directors consists of four directors. Each of the Compensation Committee members is independent, as defined under SEC rules and the listing standards of the NYSE. Additionally, each member of the Compensation Committee is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee reviews SPX's "Compensation Discussion and Analysis" on behalf of the Board of Directors.

        The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in this Proxy Statement and SPX's annual report on Form 10-K for the year ended December 31, 2012.

Compensation Committee
J. Kermit Campbell, Chairman Emerson U. Fullwood Albert A. Koch Peter Volanakis

Summary Compensation Table for 2012

        This table summarizes the compensation for the named executive officers. The "named executive officers" are our Chief Executive Officer, our Chief Financial Officer, and our next three most highly compensated officers who were serving as officers as of December 31, 2012, as well as Mr. O'Leary, who retired from his position as our Chief Financial Officer in August 2012.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)		Total ($)

Christopher J. Kearney	2012	$1,105,250	$4,706,700	$444,597	$3,846,353	$466,800	(6)	$10,569,700
Chairman, President	2011	$1,073,625	$6,312,000	$0	$4,886,432	$390,248		$12,662,305
and CEO	2010	$1,050,000	$4,473,900	$682,500	$4,131,394	$365,672		$10,703,466

Jeremy W. Smeltser	2012	$401,677	$1,135,523	$163,079	$125,477	$96,736	(7)	$1,922,492
Vice President & CFO

Robert B. Foreman	2012	$763,377	$1,482,611	$236,209	$3,048,754	$353,395	(8)	$5,884,346
Executive Vice President,	2011	$741,500	$1,988,280	$0	$2,397,304	$298,106		$5,425,190
Global Business Systems & Services, President, Asia Pacific	2010	$725,000	$1,565,865	$362,500	$2,048,826	$258,924		$4,961,115

Donald L. Canterna	2012	$584,115	$1,176,675	$302,880	$545,135	$221,639	(9)	$2,830,444
Segment President,	2011	$537,000	$1,344,150	$66,413	$563,250	$140,673		$2,651,486
Flow Technology	2010	$525,000	$869,925	$170,310	$475,275	$100,208		$2,140,718

David A. Kowalski	2012	$514,615	$1,176,675	$116,480	$541,178	$123,498	(10)	$2,472,446
Segment President,	2011	$477,083	$1,104,600	$182,260	$417,029	$377,162		$2,558,134
Industrial Products and Services	2010	$450,000	$869,927	$355,140	$326,832	$87,372		$2,089,271

Patrick J. O'Leary	2012	$544,419	$1,482,611	$162,366	$6,720,089	$482,135	(11)	$9,391,620
Former Executive Vice	2011	$863,750	$1,988,280	$0	$3,709,766	$293,533		$6,855,329
President and CFO	2010	$845,000	$1,565,865	$422,500	$3,917,641	$281,829		$7,032,835

(1)
Named executive officers are eligible to defer up to 50% of their salaries into the SPX Corporation Retirement Savings & Stock Ownership Plan, a tax-qualified retirement savings plan (the "401(k) Plan") (up to applicable IRS limits), and up to 50% of their salaries into the SPX Corporation Supplemental Retirement Savings Plan, a nonqualified deferred compensation plan (the "SRSP"). In 2012, the named executive officers deferred the following portions of their salaries into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP

Mr. Kearney	$17,000	$204,050

Mr. Smeltser	$11,606	$48,646

Mr. Foreman	$22,500	$135,675

Mr. Canterna	$15,606	$72,012

Mr. Kowalski	$9,615	$0

Mr. O'Leary	$17,000	$105,548

(2)
These grants are generally subject to performance vesting conditions. Mr. Smeltser received 5,000 time-vested shares in 2012 in connection with his appointment as our Chief Financial Officer. These 5,000 shares will vest three years following their date of grant if Mr. Smeltser is still employed by SPX at that time. The amounts reported in the above table were calculated in accordance with Topic 718 to reflect their grant date fair value given vesting requirements. See note 15 to the consolidated financial statements contained in our Annual Reports on Form 10-K for the years ended December 31, 2012, December 31, 2011, and December 31, 2010, for additional information regarding the calculation of these numbers. See the Grants of Plan-Based Awards in 2012 table, on p. 46, for more information on these grants. The values of the grants assuming automatic vesting (no performance requirement) are as follows:

Name	2012	2011	2010

Mr. Kearney	$6,264,000	$7,864,000	$5,499,000

Mr. Smeltser	$1,408,050	N/A	N/A

Mr. Foreman	$1,973,160	$2,477,160	$1,924,650

Mr. Canterna	$1,566,000	$1,615,750	$1,069,250

Mr. Kowalski	$1,566,000	$1,376,200	$1,069,250

Mr. O'Leary	$1,973,160	$2,477,160	$1,924,650

(3)
In 2013, the year in which they received the 2012 non-equity incentive compensation payout, the following named executive officers deferred the following portions of their non-equity incentive compensation awards into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP

Mr. Kearney	$0	$88,819

Mr. Smeltser	$4,519	$13,295

Mr. Foreman	$0	$23,621

Mr. Canterna	$192	$60,320

Mr. Kowalski	$8,153	$0

Mr. O'Leary	$0	$0

(4)
The change in pension value is based on assumed weighted-average discount rates of 4.28% at December 31, 2011, and 3.32% at December 31, 2012. Normal increases in pension value due to changes in pay, additional service, additional age, lump sum interest rate and mortality improvements accounted for the remaining increase for these named executive officers.

There were no above-market earnings on non-qualified deferred compensation to report for any of the named executive officers in 2012.

(5)
The SPX Foundation (the "Foundation") will make matching donations for charitable contributions for any employee up to a total of $20,000 per annum. The Foundation will make matching contributions for each named executive officer up to a total of $50,000 per annum. Amounts reported are matching amounts in excess of the $20,000 match available to all employees.

The incremental cost to us for the personal use of our aircraft includes the variable costs of using the aircraft, including fuel, travel expenses for the crew, airport fees and food and beverages.

(6)
Mr. Kearney received $466,800 in All Other Compensation, including:

•
$42,763 in matching contributions to the SRSP;

  •
  $216,507 representing the change in value between December 31, 2011 and December 31, 2012 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 4.39% and 3.39% on those dates, respectively;

  •
  $29,514 representing the change in value between December 31, 2011 and December 31, 2012 of the executive retiree medical benefit, based on assumed discount rates of 4.39% and 3.39% on those dates, respectively;

  •
  $79,650 that he was deemed to receive in 2012 representing the market interest rate on the $1.5 million interest-free loan that he received in November 2001, in connection with his relocation to Charlotte, North Carolina;

  •
  $40,443 for the incremental cost for the personal use of the company aircraft; and

  •
  $12,500 in matching contributions to the 401(k) plan.

  The remaining $45,423 consisted of a car allowance; country club dues; financial planning; executive physical; use of our sports/entertainment boxes; and coverage under the long-term executive disability plan.

(7)
Mr. Smeltser received $96,736 in All Other Compensation, including:

•
$29,607 representing the change in value between December 31, 2011 and December 31, 2012 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 4.39% and 3.39% on those dates, respectively; and

•
$12,500 in matching contributions to the 401(k) plan.

The remaining $54,629 consisted of a car allowance; country club dues; financial planning; executive physical; use of our sports/entertainment boxes; the incremental cost for the personal use of the company aircraft; matching contributions to the SRSP; the change in value of the executive retiree medical benefit between December 31, 2011 and December 31, 2012, based on assumed discount rates of 4.39% and 3.39% on those dates, respectively; and coverage under the long-term executive disability plan.

(8)
Mr. Foreman received $353,395 in All Other Compensation, including:

•
$25,669 in matching contributions to the SRSP;

•
$84,000 that he was deemed to receive in 2012 representing the market interest rate on the $1.5 million interest-free loan that he received in February 2002, in connection with his relocation to Charlotte, North Carolina;

•
$36,514 representing the change in value between December 31, 2011 and December 31, 2012 of the executive retiree medical benefit, based on assumed discount rates of 4.39% and 3.39% on those dates, respectively;

•
$129,982 representing the change in value between December 31, 2011 and December 31, 2012 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 4.39% and 3.39% on those dates, respectively;

•
$30,000 in charitable matching contributions; and

•
$12,500 in matching contributions to the 401(k) plan.

The remaining $34,730 consisted of a car allowance; country club dues; financial planning; use of our sports/entertainment boxes; the incremental cost for the personal use of the company aircraft; and coverage under the long-term executive disability plan.

(9)
Mr. Canterna received $221,639 in All Other Compensation, including:

•
$20,026 in matching contributions to the SRSP;

•
$161,316 representing the change in value between December 31, 2011 and December 31, 2012 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 4.39% and 3.39% on those dates, respectively; and

•
$12,500 in matching contributions to the 401(k) plan.

The remaining $27,797 consisted of a car allowance; country club dues; financial planning; use of our sports/entertainment boxes; guest travel and applicable tax gross-up; the incremental cost for the personal use of the company aircraft and coverage under the long-term executive disability plan.

(10)
Mr. Kowalski received $123,498 in All Other Compensation, including:

•
$83,619 representing the change in value between December 31, 2011 and December 31, 2012 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 4.39% and 3.39% on those dates, respectively; and

•
$12,500 in matching contributions to the 401(k) plan.

The remaining $27,379 consisted of a car allowance; country club dues; use of our sports/entertainment boxes; the incremental cost for the personal use of the company aircraft; the change in value of the executive retiree medical benefit between December 31, 2011 and December 31, 2012, based on assumed discount rates of 4.39% and 3.39% on those dates, respectively; and coverage under the long-term executive disability plan.

(11)
Mr. O'Leary received $482,135 in All Other Compensation, including:

•
$202,468 representing the change in value between December 31, 2011 and December 31, 2012 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 4.39% and 3.39% on those dates, respectively;

•
$57,941 representing the change in value between December 31, 2011 and December 31, 2012 of the executive retiree medical benefit, based on assumed discount rates of 4.39% and 3.39% on those dates, respectively;

•
$79,650 that he was deemed to receive in 2012 representing the market interest rate on the $1.5 million interest-free loan that he received in November 2001, in connection with his relocation to Charlotte, North Carolina;

•
$68,319 in vacation payout due to retirement;

•
$30,000 in charitable matching contributions;

•
$18,137 in matching contributions to the SRSP; and

•
$12,500 in matching contributions to the 401(k) plan.

The remaining $13,120 consisted of a car allowance; country club dues; executive physical; use of our sports/entertainment boxes; and coverage under the long-term executive disability plan.

        The above benefits are provided pursuant to the terms of employment agreements with each named executive officer. The agreements are the same with the exception of differing titles (and associated reporting responsibilities), annual base salary levels, severance entitlements, retiree medical terms, allowance amounts for annual income tax return preparation and financial planning, and with respect to Messrs. Canterna Kowalski and Smeltser, a different employment term duration.

Messrs. Kearney and Foreman's agreements have a rolling two-year term. Messrs. Canterna and Kowalski have a rolling one-year term. The expiration date for these rolling term agreements is automatically extended by one day for each day of the term that elapses. Mr. Smeltser's agreement has a one-year term that extends annually, subject to a one hundred eighty (180) day notice provision.

        Under the agreements, any annual base salary rate reductions require the named executive officer's consent. The agreements provide for participation in any annual performance bonus plans, long-term incentive plans, and equity-based compensation plans that we establish or maintain for our offices. The agreements further provide for continuation of all other senior executive benefit plans offered by us, subject to our right to modify, suspend or discontinue the plans. Business expense reimbursement, perquisites and vacation entitlements also are provided pursuant to the agreements.

        See "Compensation Discussion and Analysis" beginning on p. 25, for further discussion and explanation of each element of compensation.

Supplemental CEO Compensation Table for 2012

        This table summarizes 2012 compensation for our CEO, first repeating the amounts reported in the Summary Compensation Table for 2012, then presenting those amounts adjusted to (1) reduce the amount of equity awards by the previously reported value of the equity award forfeited based on 2010-2012 performance, and (2) reduce the amount of Change in Pension Value and Nonqualified Deferred Compensation Earnings so that it reflects only the actual increase in the lump-sum payment Mr. Kearney would have received had he left the company on December 31, 2012 over what he would have received had he left on December 31, 2011. See "Compensation Discussion and Analysis—Overview—Pay for Performance/Accountability—Pay For Performance—Commentary on Reported Compensation," on p. 26 for an explanation as to why we think it is appropriate to consider the impact of these two items on our CEO's compensation. We caution you that these adjusted numbers are not readily comparable to numbers provided by other companies, and should not be viewed as a substitute for the numbers reported in the Summary Compensation Table. The Compensation Committee considers the impact of these adjustments when reviewing and setting NEO compensation.

Name and Principal Position		Salary	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Christopher J. Kearney Chairman, President, and CEO	As Reported in Summary Compensation Table	$1,105,250	$4,706,700	$444,597	$3,846,353	$466,800	$10,569,700

	Previously Reported Value of Forfeited Equity award		$(1,494,300)				$(1,494,300)

	Amount Not Attributable to Increase in Lump-Sum Payout				$(1,869,315)		$(1,869,315)

	As Adjusted	$1,105,250	$3,212,400	$444,597	$1,977,038	$466,800	$7,026,085

Grants of Plan-Based Awards in 2012

        The following table provides information regarding equity and non-equity awards granted to the named executive officers in 2012.

Name	Grant Date (1)	Award Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Maximum ($) (2)	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)

Christopher J. Kearney	1/3/2012	12/16/2011	$2,896,400	100,000	$4,706,700

Jeremy W. Smeltser	1/3/2012	12/16/2011		17,500	$823,673
	8/6/2012	6/19/2012	$666,396	5,000	$311,850

Robert B. Foreman	1/3/2012	12/16/2011	$1,538,820	31,500	$1,482,611

Donald L. Canterna	1/3/2012	12/16/2011	$960,000	25,000	$1,176,675

David A. Kowalski	1/3/2012	12/16/2011	$832,000	25,000	$1,176,675

Patrick J. O'Leary	1/3/2012	12/16/2011	$1,792,200	31,500	$1,482,611

(1)
The Compensation Committee approved annual equity awards and participation in the 162(m) Plan bonuses at the December 2011 Compensation Committee meeting. The Compensation Committee determines the effective date of equity awards without regard to current or anticipated stock price levels or the release of material non-public information.

(2)
Represents the maximum amount payable under the 162(m) Plan if the performance target is reached, subject to the Committee's ability, in its sole discretion, to reduce the amount actually paid. In 2012, the Committee determined the amount payable under the 162(m) Plan by reference to the Executive Bonus Plan performance metrics. See "Compensation Discussion and Analysis—2012 Compensation—Bonuses—2012 Bonus Awards" for further discussion of this practice. The following table shows the minimum, target and maximum payouts in the Executive Bonus Plan matrix, upon which the Committee based the 2012 bonus payments of our named executive officers.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Name	Threshold ($)	Target ($)	Maximum ($)

Christopher J. Kearney	$362,050	$1,448,200	$2,896,400

Jeremy W. Smeltser	$83,300	$333,198	$666,396

Robert B. Foreman	$192,353	$769,410	$1,538,820

Donald L. Canterna	$120,000	$480,000	$960,000

David A. Kowalski	$104,000	$416,000	$832,000

Patrick J. O'Leary	$224,025	$896,100	$1,792,200

(3)
Assumes all stock will vest. See "Compensation Discussion and Analysis—2012 Compensation—Equity-Based Awards," beginning on p. 32, for a description of the performance vesting requirements. All shares are subject to performance requirements, except the 5,000 shares granted to Mr. Smeltser. These shares were awarded in connection with the appointment of Mr. Smeltser as our CFO and will vest three years after grant if Mr. Smeltser is still employed by our company at that time.

(4)
Represents the Topic 718 grant date fair value, based on the closing price of our stock on the day prior to the grant. See note 15 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2012 for the assumptions made in the valuation of these awards.

Outstanding Equity Awards at Fiscal Year-End 2012

        The following table sets forth information detailing the outstanding equity awards held by each of our named executive officers at December 31, 2012. No options were outstanding at December 31, 2012.

	Stock Awards

Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)($)

Christopher J. Kearney	100,000	(2)	$7,015,000
	100,000	(3)	$7,015,000
	60,000	(4)	$4,209,000

Jeremy W. Smeltser	17,500	(2)	$1,227,625
	5,000	(5)	$350,750
	12,500	(3)	$876,875
	8,334	(4)	$584,630

Robert B. Foreman	31,500	(2)	$2,209,725
	31,500	(3)	$2,209,725
	21,000	(4)	$1,473,150

Donald L. Canterna	25,000	(2)	$1,753,750
	17,500	(3)	$1,227,625
	3,000	(6)	$210,450
	11,667	(4)	$818,440

David A. Kowalski	25,000	(2)	$1,753,750
	17,500	(3)	$1,227,625
	11,667	(4)	$818,440

Patrick J. O'Leary	31,500	(2)	$2,209,725
	31,500	(3)	$2,209,725
	21,000	(4)	$1,473,150

(1)
Based on the closing price of $70.15 of our common stock on December 31, 2012.

(2)
Restricted shares awarded on January 3, 2012 vest at the rate of 33 1/3 percent per year, subject to satisfaction of performance criteria for the applicable year, with vesting dates of January 3, 2013, January 3, 2014, and January 3, 2015.

(3)
Restricted shares awarded on March 1, 2011 vest at the rate of 33 1/3 percent per year, subject to satisfaction of performance criteria for the applicable year, with vesting dates of March 1, 2012, March 1, 2013, and March 1, 2014.

(4)
Restricted shares awarded on March 1, 2010 vest at the rate of 33 1/3 percent per year, subject to satisfaction of performance criteria for the applicable year, with vesting dates of March 1, 2011, March 1, 2012, and March 1, 2013.

(5)
Restricted shares awarded on August 6, 2012 fully vest on August 6, 2015.

(6)
Restricted shares awarded on June 1, 2011 fully vest on June 1, 2014.

 Option Exercises and Stock Vested in 2012

        The following table sets forth options exercised by and stock vested for each of our named executive officers in 2012.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Christopher J. Kearney	50,000	$1,829,150	30,000	$1,808,100

Jeremy W. Smeltser	1,000	$34,078	4,167	$251,145

Robert B. Foreman			10,500	$632,835

Donald L. Canterna			5,834	$351,615

David A. Kowalski			5,834	$351,615

Patrick J. O'Leary	70,000	$2,561,468	10,500	$632,835

(1)
Based on the market price at the time of exercise, less the exercise price.

(2)
Based on the market value at time of vesting. Vesting occurred in early 2012 based on the performance of our stock through December 31, 2011.

Pension Benefits

        The following table sets forth the net present value of accumulated benefits payable to each of the named executive officers, including the number of years credited service. Mr. O'Leary received payments as set forth below in connection with his retirement in August 2012. No pension benefits payments were made to other named executive officers during the 2012 fiscal year.

Name	Plan Name (1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (2) ($)	Payments during the last fiscal year ($)

Christopher J. Kearney	TMP	15.00	$32,282,729	$0
	IARP	15.88	$515,987	$0
	SIARP	15.88	$1,581,395	$0

Jeremy W. Smeltser	TMP	3.67	$270,619	$0
	IARP	0	$0	$0
	SIARP	0	$0	$0

Robert B. Foreman	TMP	13.65	$15,197,858	$0
	IARP	13.65	$374,448	$0
	SIARP	13.65	$912,827	$0

Donald L. Canterna	TMP	7.36	$2,828,561	$0
	IARP	5.00	$177,495	$0
	SIARP	0	$0	$0

David A. Kowalski	TMP	7.36	$1,506,356	$0
	IARP	13.45	$267,251	$0
	SIARP	13.45	$263,843	$0

Patrick J. O'Leary	TMP	15.00	$26,291,326	$251,852
	IARP	15.82	$516,785	$5,296
	SIARP	15.82	$2,157,189	$10,882

(1)
The names of the pension plans are the SPX Corporation Supplemental Retirement Plan for Top Management (the "TMP"), the SPX Corporation Individual Account Retirement Plan (the "IARP") and the SPX Corporation Supplemental Individual Account Retirement Plan ("SIARP").

Upon designation by the Compensation Committee, named executive officers participate in the TMP. For those named executive officers who became participants in the TMP prior to August 24, 2005 (Messrs. Kearney, O'Leary, and Foreman), the benefit formula is 60% of final average pensionable earnings (highest three of last ten calendar years of employment). This target benefit accrues ratably over a 15-year period with the officer receiving the maximum benefit after 15 years. A participant may retire as early as age 55, but benefits payable at early retirement are reduced 3% per year from age 60.

For those named executive officers who became participants in the TMP on or after August 24, 2005 (Messrs. Smeltser, Canterna and Kowalski), the benefit formula is 50% of final average pensionable earnings (highest 3 of last 10 calendar years of employment). For Mr. Smeltser, this target benefit accrues ratably over a 25-year period with the officer receiving the maximum benefit after 25 years. For Messrs. Canterna and Kowalski this target benefit accrues ratably over a 20-year period with the officer receiving the maximum benefit after 20 years. A participant's benefits may commence as early as age 55, but benefits payable at early retirement are reduced 4% per year from age 62.

  For all participants in the TMP other than Mr. Smeltser, the benefit vests after 5 years of service. For Mr. Smeltser, this benefit vests after 5 years of service as an officer. Any payments made from the IARP and SIARP reduce amounts payable under the TMP.

  The IARP is a tax-qualified cash-balance defined benefit pension plan covering certain salaried and hourly employees. Employees hired after December 31, 2000 are not eligible to participate in the IARP. The IARP provides participants an account balance credited with principal credits and interest credits, which vests after 3 years of service.

  The SIARP is a nonqualified defined benefit plan that provides benefits in excess of the limitation on benefits imposed by the Internal Revenue Code for certain IARP participants. The SIARP provides a benefit equal to the difference between (i) the amount of IARP benefit to which the participant would have been entitled if such benefit were computed without giving effect to the limitations under the Internal Revenue Code less (ii) the amount of the IARP benefit actually payable to the participant.

  Participants in the TMP, IARP, and SIARP may elect to receive their benefits in a lump sum or annuity form of payment.

  In general, "pensionable earnings" for purposes of the TMP and SIARP is the amount reported as wages on a participant's Form W-2 and paid prior to termination of employment, increased by (i) amounts contributed by the participant to the 401(k) Plan, SRSP and the SPX Corporation Flexible Spending Account Plans, and (ii) vacation and holiday pay (but not severance pay) paid after termination of employment. "Pensionable earnings" does not include the following amounts: (i) reimbursements or other expense allowances, (ii) fringe benefits (cash and non-cash), (iii) moving expenses, (iv) welfare benefits, (v) deferred compensation, (vi) the value of restricted shares and other equity awards, (vii) severance pay paid after termination of employment, and (viii) employer-provided automobiles, mileage reimbursements and car allowances for which no documentation is required, hiring bonuses or other special payments, taxable and non-taxable tuition reimbursements, the taxable value of physical examinations and group term life insurance coverage in excess of $50,000, and other similar amounts not paid in cash that are required to be included in taxable income under the Internal Revenue Code.

(2)
The Present Value of Accumulated Benefit assumes a weighted-average discount rate of 3.32% at December 31, 2012 and that payments commence at an unreduced retirement age of 60 years old (62 years old for each of Messrs. Smeltser, Canterna, and Kowalski). All other assumptions and methods are consistent with those used for financial reporting (e.g., mortality table and form of payments), except that there has been no consideration of future pay.

Nonqualified Deferred Compensation in 2012

        The following table sets forth information relating to the SRSP. Named executive officers and other senior-level management are eligible to participate in the SRSP, a nonqualified deferred compensation plan that allows them to make pre-tax deferrals in excess of those permitted by the 401(k) Plan. Named executive officers may defer up to 50% of their base compensation (excluding bonuses) and up to 100% of their annual bonuses into the SRSP. Both base compensation and bonus deferral elections are made at least six months prior to the beginning of the year to which they relate.

        A company match is made to the SRSP after the maximum company match has been made under the 401(k) Plan and is allocated to the fund(s) as selected by the participant. The maximum match available between both the SRSP and 401(k) Plan is 5% of eligible compensation, provided that total contributions in both plans combined are equal to, or greater than, 6% of eligible compensation.

        In general, "eligible compensation" for purposes of the SRSP is the amount reported as wages on a participant's Form W-2, (A) increased by (i) amounts contributed by the participant to the 401(k) Plan and the SPX Corporation Flexible Spending Account Plans, and (ii) vacation and holiday pay paid after termination of employment; and (B) decreased by (i) reimbursements or other expense allowances, (ii) fringe benefits (cash and non-cash), (iii) moving expenses, (iv) welfare benefits (provided that short-term disability payments are included and long-term disability payments are excluded), (v) employer-provided automobiles, mileage reimbursements and car allowances for which no documentation is required, taxable and non-taxable tuition reimbursements and the taxable value of physical examinations and group term life insurance coverage in excess of $50,000, (vi) pay in lieu of notice, (vii) deferred compensation, (viii) the value of restricted shares and other equity awards, and (ix) severance pay paid after termination of employment.

        All matching contributions into the 401(k) Plan are invested initially in the SPX Common Stock Fund and are allocated in the form of units. The units consist primarily of SPX common stock, with a portion of the fund in cash, for purposes of administrative convenience. All matching contributions into the SRSP are made in cash and invested according to the participant's elections. All participant and matching contributions vest immediately. There is no minimum holding period. The SRSP is unfunded and earnings are credited on account balances based on participant direction within the same investment choices available in the 401(k) Plan, except that the SPX Company Stock Fund and a stable value fund are not available under the SRSP. All returns in the SRSP and the 401(k) Plan are at market rates. In-service distributions are not allowed under the SRSP. SRSP participants elect the form and timing of payment of their SRSP deferral account prior to the year in which it is deferred. All amounts deferred under the SRSP after 2009 will be paid in a lump sum payment six months following termination of employment. Participants may elect to receive their pre-2009 accounts in a lump sum, annual installments (two to ten years) or monthly installments (up to 120 months) upon separation from service, on a date that is a specified number of months after retirement or separation from service, or on a specified date following separation from service (no later than attainment of age 70 1/2).

        Mr. O'Leary received distributions from non-qualified plans in 2012 in connection with his retirement, as set forth below. There were no other withdrawals or distributions from nonqualified plans in 2012.

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY (3)	Aggregate withdrawals/ distributions	Aggregate Balance at Last FYE (4)

Christopher J. Kearney	$204,050	$42,763	$637,574	$0	$6,440,367

Jeremy Smeltser	$48,646	$9,382	$19,146	$0	$195,129

Robert B. Foreman	$135,675	$25,669	$337,458	$0	$3,180,016

Donald L. Canterna	$83,435	$20,026	$4,825	$0	$226,184

David A. Kowalski	$0	$0	$3,891	$0	$590,361

Patrick J. O'Leary	$105,548	$18,137	$855,164	$4,574,174	$3,369,699

(1)
Contributions to the SRSP consisted of the following amounts reported in the Summary Compensation Table:

Name	2012 Salary	2011 Non-Equity Incentive Plan Compensation

Mr. Kearney	$204,050	$0

Mr. Smeltser	$48,646	$0

Mr. Foreman	$135,675	$0

Mr. Canterna	$72,011	$11,424

Mr. Kowalski	$0	$0

Mr. O'Leary	$105,548	$0

(2)
Represents matching amounts contributed by us to the SRSP. These amounts have been included in the All Other Compensation column of the Summary Compensation Table.

(3)
Aggregate earnings under the SRSP are not above-market and, accordingly, are not included in the Summary Compensation Table.

(4)
In addition to the amounts in footnote (1), includes the following amounts of contributions to the SRSP reported as compensation in the Summary Compensation Table for the:

•
Year ended December 31, 2011: Mr. Kearney, $198,104; Mr. Smeltser $40,449; Mr. Foreman, $131,715; Mr. Canterna, $43,573; Mr. Kowalski, $23,423 and Mr. O'Leary $154,129.

•
Year ended December 31, 2010: Mr. Kearney, $330,000; Mr. Smeltser $46,088; Mr. Foreman $128,500; Mr. Canterna, $29,526; Mr. Kowalski, $160,147 and Mr. O'Leary $192,475.

Potential Payments Upon Termination or Change-in-Control

        We have entered into agreements, including an employment agreement, a change-in-control agreement and stock plan award agreements, with each of our named executive officers that will require us to provide compensation to them in the event of a termination of employment or a change in control of our company. The following tables set forth the expected benefit to be received by each named executive officer in the event of his termination resulting from various scenarios, assuming a termination date of December 31, 2012 and a stock price of $70.15, our closing stock price on December 31, 2012. The following tables should be read in connection with the Pension Benefits table, on p. 49. Assumptions and explanations of the numbers set forth in the tables below are set forth in the footnotes to, and in additional text following, the tables.

Christopher J. Kearney

	(a) Voluntary Resignation or (b) Involuntary Termination For Cause			Disability	Death Pre-retirement		Involuntary Without Cause/Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary		$0		$0	$0		$2,228,000	(1)	$3,342,000	(2)

Bonus		$0		$0	$0		$910,000	(3)	$4,344,600	(4)

Value of Accelerated Equity (5)	$ $	18,239,000 0	(5.a) (5.b)	$18,239,000	$18,239,000		$18,239,000		$18,239,000

Retirement Plans (6)		$5,598,537	(6.a)	$0	$5,598,537	(6.b)	$8,134,718	(6.c)	$8,643,491	(6.d)

All Other Compensation (7)	$ $	1,406,698 107,115	(7.a) (7.b)	$9,404,887	$6,666,761		$1,557,212		$4,214,019

280G Tax Gross-Up		N/A		N/A	N/A		N/A		$11,383,464	(8)

TOTAL		$25,244,235	(5.a)	$27,643,887	$30,504,298		$31,068,930		$50,166,575
		$5,705,652	(5.b)

Robert B. Foreman

	Voluntary Resignation or Involuntary Termination For Cause			Disability	Death Pre-retirement		Involuntary Without Cause/Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary		$0		$0	$0		$1,538,820	(1)	$2,308,230	(2)

Bonus		$0		$0	$0		$483,333	(3)	$2,308,230	(4)

Value of Accelerated Equity (5)	$ $	5,892,600 0	(5.a) (5.b)	$5,892,600	$5,892,600		$5,892,600		$5,892,600

Retirement Plans (6)		$3,275,104	(6.a)	$0	$3,275,104	(6.b)	$6,707,602	(6.c)	$7,440,623	(6.d)

All Other Compensation (7)	$ $	1,104,147 73,982	(7.a) (7.b)	$7,836,701	$5,398,540		$1,220,807		$3,860,247

280G Tax Gross-Up		N/A		N/A	N/A		N/A		$6,998,860	(8)

TOTAL	$ $	10,271,851 3,349,086	(5.a) (5.b)	$13,729,301	$14,566,244		$15,843,163		$28,808,790

(1)
Two times annual salary at time of termination.

(2)
Greater of three times annual salary immediately prior to change in control or time of termination.

(3)
Greater of two times actual bonus for prior year or average for the three prior years, plus the amount, if any, by which the bonus that would have been paid for the bonus plan year in which such termination occurs, based on the performance level actually attained, exceeds actual bonus for the prior year or the average for the three prior years.

(4)
Greater of three times highest earned bonus amount for three years prior to termination year or target or earned bonus for the termination year.

(5)
Value of vesting in all unvested restricted stock. Messrs. Kearney and Foreman are retirement eligible. Equity awards remain subject to the original performance requirements for retirement eligible executive officers who voluntarily resign. Retirement eligibility requires that the named executive officer has reached the age of 55 and has five years of credited service, at least three of which must be with SPX. In the table above, 5.a discloses the amounts Messrs. Kearney and Foreman would receive in the case of a voluntary termination, and 5.b discloses the amounts Messrs. Kearney and Foreman would receive for involuntary for cause termination.

The values in the table assume that all applicable performance vesting requirements will be met, all of the value of the above stock is subject to performance vesting requirements in the cases of termination by SPX without cause, and voluntary termination by the executive for good reason.

(6)
Estimated increase in pension value from the total amount set forth in the Pension Benefits table, on p. 49, resulting from:

6.a—the benefit becoming payable at age 55, rather than age 60.

6.b—the benefit being paid in a lump sum immediately, rather than being paid in the form elected at age 60.

6.c—credit for two additional years of age and service, and the benefit becoming payable at age 55, rather than age 60.

6.d—credit for three additional years of age and service, and the benefit being immediately payable as a lump sum, rather than being paid in the form elected at age 60, and the application of an alternative definition of final average pay.

(7)
Does not include 280G tax gross-up. Includes:

•
Relocation loan forgiveness:  In the event of permanent disability, death or a change in control, a $1,500,000 loan made by us to the named executive officer in connection with his relocation to Charlotte would be forgiven and he would receive gross-ups for federal and state tax liabilities in the amount of $1,106,429. The terms and circumstances of this loan are described more fully under "Compensation Discussion and Analysis—2012 Compensation—Other Benefits and Perquisites," on p. 35.

•
Accrued vacation time:  Salary for five weeks of accrued vacation time, for each termination scenario, for each of Messrs. Kearney and Foreman, in the amount of $107,115 and $73,982, respectively.

•
Life insurance:  Values for life insurance in an amount equal to, in the case of:

•
Involuntary termination without cause or voluntary termination for good reason, two times annual salary for two years, with a present value estimated, for each of Messrs. Kearney and Foreman, in the amount of $890,792, and $573,250, respectively;

•
Termination following a change in control, two times annual salary at the time of termination for three years, and an amount equal to the annual salary for the remainder of his life, with a present value estimated, for each of Messrs. Kearney and Foreman, in the amount of $899,832 and $578,139, respectively;

    •
    Disability, two times annual salary at the time of termination to age 65, with a present value estimated, for each of Messrs. Kearney and Foreman, in the amount of $142,201 and $107,576, respectively;

    •
    7.a—Voluntary resignation (retirement), an amount equal to annual salary for the remainder of his life with an estimated present value of $874,903 and $564,778 for Mr. Kearney and Mr. Foreman, respectively. As of December 31, 2012, Messrs. Kearney and Foreman qualify for this benefit because they would have met the age and service requirements (see footnote 5) to receive retirement treatment upon termination, provided the Board of Directors grants continuation; and

    •
    7.b—Involuntary for cause termination, none.

  •
  Disability payments:  In the case of termination due to disability, for:

  •
  Mr. Kearney: $6,549,141 in disability payments, representing the present value of an annual payment of $1,096,800 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $147,000 from our Group LTD Plan or other income offsets. The estimated present value of the retirement plan benefit is correspondingly reduced by $5,558,341 due to the benefit being payable at age 65 rather than age 60; and

  •
  Mr. Foreman: $5,048,714 in disability payments, representing the present value of an annual payment of $683,292 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $147,000 from our Group LTD Plan or other income offsets. The estimated present value of the retirement plan benefit is correspondingly reduced by $2,747,472 due to the benefit being payable at age 65 rather than age 60.

  •
  Death benefit:  In the case of death, the named executive officer's estate would receive proceeds from the Key Manager Life Insurance program of, for:

  •
  Mr. Kearney: $3,953,216, which is equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees) in the amount of $2,178,000 and gross-ups for federal and other tax liabilities in the amount of $1,775,216; and

  •
  Mr. Foreman: $2,718,129, which is equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees) in the amount of $1,488,820 and gross-ups for federal and other tax liabilities in the amount of $1,229,309.

  •
  Post-retirement health:  In the event of termination, Messrs. Kearney and Foreman would be entitled to post-retirement health benefits (i) in the case of change in control in the amount of $366,664 and $407,370, respectively, (ii) in the case of involuntary termination without cause or voluntary termination for good reason in the amount of $386,652 and $427,358, respectively, and (iii) in the event of voluntary resignation (retirement), in the amount of $424,680 and $465,387, respectively.

  •
  Additional Benefits:

  •
  Car allowance, in the case of termination following a change in control in the amount of $42,000 in the case of involuntary termination without cause or voluntary termination for good reason in the amount of $28,000.

    •
    Financial planning services:

    •
    In the case of involuntary termination without cause or voluntary termination for good reason, Messrs. Kearney and Foreman would be entitled to $36,120 and $26,000, respectively; and

    •
    In the case of termination following a change in control, Messrs. Kearney and Foreman would be entitled to $54,180 and $39,000, respectively.

    •
    Country club dues:

    •
    In the case of involuntary termination without cause or voluntary termination for good reason, Messrs. Kearney and Foreman would be entitled to $25,886 and $15,180, respectively; and

    •
    In the case of termination following a change in control, Messrs. Kearney and Foreman would be entitled to $38,829 and $22,770, respectively.

    •
    Annual physicals in the case of termination following a change in control, involuntary termination without cause or voluntary termination for good reason.

    •
    In the case of involuntary termination without cause, voluntary termination for good reason, or termination following a change in control, outplacement assistance of $50,000.

    •
    Health and welfare insurance premiums:

    •
    In the case of involuntary termination without cause or voluntary termination for good reason, Messrs. Kearney and Foreman would be entitled to $31,805 and $27,038, respectively; and

    •
    In the case of termination following a change in control, Messrs. Kearney and Foreman would be entitled to $47,707 and $40,557, respectively.

(8)
Estimated value of tax gross-up protection against potential excise tax liability associated with benefits determined to be excess parachute payments as defined by Sections 280G and 4999 of the Internal Revenue Code.

Donald L. Canterna

	Voluntary Resignation or Involuntary Termination For Cause			Disability	Death Pre-retirement		Involuntary Without Cause/Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary		$0		$0	$0		$600,000	(1)	$1,200,000	(2)

Bonus		$0		$0	$0		$302,880	(3)	$960,000	(4)

Value of Accelerated Equity (5)	$ $	4,010,265 0	(5.a) (5.b)	$4,010,265	$4,010,265		$4,010,265		$4,010,265

Retirement Plans (6)		$289,009	(6.a)	$0	$201,147	(6.b)	$943,606	(6.c)	$1,467,692	(6.d)

All Other Compensation (7)	$ $	668,997 57,692	(7.a) (7.b)	$859,764	$2,168,619		$738,936		$773,967

280G Tax Gross-Up		N/A		N/A	N/A		N/A		$2,587,293	(8)

TOTAL	$ $	4,968,271 346,701	(5.a) (5.b)	$4,870,029	$6,380,031		$6,595,687		$10,099,217

David A. Kowalski

	Voluntary Resignation or Involuntary Termination For Cause		Disability	Death Pre-retirement	Involuntary Without Cause/Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary	$0		$0	$0	$520,000	(1)	$1,040,000	(2)

Bonus	$0		$0	$0	$237,417	(3)	$832,000	(4)

Value of Accelerated Equity (5)	$0		$3,799,815	$3,799,815	$3,799,815		$3,799,815

Retirement Plans (6)	$239,444	(6.a)	$0	$241,119	$870,908	(6.c)	$1,479,772

All Other Compensation (7)	$50,000	(7)	$2,708,807	$1,874,189	$343,195		$737,216

280G Tax Gross-Up	N/A		N/A	N/A	N/A		$2,683,187	(8)

TOTAL	$289,444		$6,508,622	$5,915,123	$5,771,335		$10,571,990

(1)
One times annual salary at time of termination.

(2)
Greater of two times annual salary just prior to change in control or time of termination.

(3)
Greater of one times actual bonus for prior year or average for the three prior years, plus the amount, if any, by which the bonus that would have been paid for the bonus plan year in which such termination occurs, based on the performance level actually attained, exceeds actual bonus for the prior year or the average for the three prior years.

(4)
Greater of two times highest earned bonus amount for three years prior to termination year or target or earned bonus for the termination year.

(5)
Value of vesting in all unvested restricted stock. Mr. Canterna is retirement eligible. Performance-based equity awards remain subject to the original performance requirements for retirement eligible executive officers who voluntarily resign. Retirement eligibility requires that the named executive officer has reached the age of 55 and has five years of credited service, at least three of which must be with SPX. In the table above, 5.a discloses the amount Mr. Canterna would receive in the case of a voluntary termination, and 5.b discloses the amount Mr. Canterna would receive for involuntary for cause termination.

The values in the table assume that all applicable performance vesting requirements will be met, all of the value of the above performance-based stock is subject to performance vesting requirements in the cases of termination by SPX without cause, and voluntary termination by the executive for good reason.

(6)
Estimated increase in pension value from the total amount set forth in the Pension Benefits table, on p. 49, resulting from:

6.a—the benefit becoming payable immediately, rather than age 62.

6.b—the benefit being paid in a lump sum immediately, rather than being paid in the form elected at age 62.

6.c—credit for one additional year of age and service, and the benefit becoming payable immediately, rather than age 62.

6.d—credit for two additional years of age and service, and the benefit being immediately payable as a lump sum, rather than being paid in the form elected at age 62, and the application of an alternative definition of final average pay.

(7)
Does not include 280G tax gross-up. Includes:

•
Accrued vacation time:  Salary for five weeks of accrued vacation time, for each termination scenario, for each of Messrs. Canterna and Kowalski, in the amount of $57,692 and $50,000, respectively.

•
Life insurance:  Values for life insurance in an amount equal to, in the case of:

•
Involuntary termination without cause or voluntary termination for good reason, two times annual salary at the time of termination for one year, and an amount equal to the annual salary for the remainder of his life with an estimated present value, for each of Messrs. Canterna and Kowalski, in the amount of $540,571 and $4,527, respectively;

•
Termination following a change in control, two times annual salary at the time of termination for two years, and an amount equal to the annual salary for the remainder of his life, with an estimated present value for each of Messrs. Canterna and Kowalski in the amount of $549,306 and $370,176, respectively;

•
Disability, an amount equal to $33,008 for Mr. Canterna and $74,177 for Mr. Kowalski;

•
7.a—Voluntary resignation (retirement), an amount equal to annual salary for the remainder of his life with an estimated present value of $532,492 for Mr. Canterna. As of December 31, 2012, Mr. Canterna qualifies for this benefit because he would have met the age and service requirements (see footnote 5) to receive retirement treatment upon termination, provided the Board of Directors grants continuation; and

•
7.b—Involuntary for cause termination, none.

•
Disability payments:  In the case of termination due to disability, for:

•
Mr. Canterna: $769,064 in disability payments, representing the present value of an annual payment of $408,000 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $147,000 from the company's Group LTD Plan or exclude other income offsets. The value of the retirement plan benefits is correspondingly reduced by $167,313 due to the benefit being payable at age 65 rather than age 60; and

•
Mr. Kowalski: $2,584,630 in disability payments, representing the present value of an annual payment of $321,600 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $147,000 from the company's Group LTD Plan or exclude other income offsets. The value of the retirement plan benefits is correspondingly reduced by $214,670 due to the benefit being payable at age 65 rather than age 60.

•
Death benefit:  In the case of death, the named executive officer's estate would receive life insurance proceeds of, for:

•
Mr. Canterna: $2,110,927, which is equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees) in the amount of $1,150,000 and gross-ups for federal and other tax liabilities in the amount of $960,927; and

•
Mr. Kowalski: $1,824,189, which is equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees) in the amount of $990,000 and gross-ups for federal and other tax liabilities in the amount of $834,189.

  •
  In the case of involuntary termination without cause, voluntary termination for good reason, or termination following a change in control, outplacement assistance of $35,000.

  •
  Post-retirement health:  In the event of termination, Messrs. Canterna and Kowalski would be entitled to post-retirement health benefits (i) in the case of change in control in the amount of $40,898 and $186,589, respectively, (ii) in the case of involuntary termination without cause or voluntary termination for good reason in the amount of $60,137 and $205,943, respectively, and (iii) in the case of voluntary resignation (retirement), Mr. Canterna would be entitled to post-retirement health benefits in the amount of $78,813.

  •
  Additional Benefits:

  •
  Car allowance, in the case of termination following a change in control in the amount of $28,000 and in the case of involuntary termination without cause or voluntary termination for good reason in the amount of $14,000.

  •
  Financial planning services, for Mr. Canterna in the case of (i) involuntary termination without cause or voluntary termination for good reason, $1,080, or (ii) following a change in control, $2,160.

  •
  Country club dues, in the case of (i) involuntary termination without cause or voluntary termination for good reason, $6,602 and $9,872 for Messrs. Canterna and Kowalski, respectively; or (ii) termination following a change in control, $13,204 and $19,744 for Messrs. Canterna and Kowalski, respectively.

  •
  Health and welfare insurance premiums:

  •
  In the case of involuntary without cause or voluntary termination for good reason, in the amount of $23,853 for each of Messrs. Canterna and Kowalski; and

  •
  In the case of termination following a change in control in the amount of $47,707 for each of Messrs. Canterna and Kowalski.

(8)
Estimated value of tax gross-up protection against potential excise tax liability associated with benefits determined to be excess parachute payments as defined by Sections 280G and 4999 of the Internal Revenue Code.

Jeremy W. Smeltser

	Voluntary Resignation or Involuntary Termination For Cause	Disability	Death Pre-retirement	Involuntary Without Cause/Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary	$0	$0	$0	$450,000	(1)	$900,000	(2)

Bonus	$0	$0	$0	$163,079	(3)	$630,000	(4)

Value of Accelerated Equity (5)	$0	$3,039,880	$3,039,880	$993,815		$3,039,880

Retirement Plans (6)	$0	$0	$0	$0		$650,387

All Other Compensation (7)	$43,269	$4,300,640	$1,616,563	$124,275		$355,504

TOTAL	$43,269	$7,340,520	$4,656,443	$1,731,169		$5,575,771

(1)
One times annual salary at time of termination.

(2)
Greater of two times annual salary just prior to change in control or time of termination.

(3)
Greater of one times actual bonus for prior year or average for the three prior years, plus the amount, if any, by which the bonus that would have been paid for the bonus plan year in which such termination occurs, based on the performance level actually attained, exceeds actual bonus for the prior year or the average for the three prior years.

(4)
Greater of two times highest earned bonus amount for three years prior to termination year or target or earned bonus for the termination year.

(5)
Value of vesting in all unvested restricted stock. The values in the table assume that all applicable performance vesting requirements will be met, all of the value of the above performance-based stock is subject to performance vesting requirements in the cases of termination by SPX without cause, and voluntary termination by the executive for good reason.

(6)
In the case of termination following a change in control, the estimated increase in pension value from the total amount set forth in the Pension Benefits table, on p. 49, resulting from a credit of two additional years of age and service, and the benefit being immediately payable as a lump sum, rather than being paid in the form elected at age 62, and the application of an alternative definition of final average pay.

(7)
Does not include 280G tax gross-up. Includes:

•
Accrued vacation time:  Salary for five weeks of accrued vacation time, for each termination scenario, in the amount of $43,269.

•
Life insurance:  Values for life insurance in an amount equal to, in the case of:

•
Involuntary termination without cause or voluntary termination for good reason, two times annual salary at the time of termination for one year, and an amount equal to the annual salary for the remainder of his life with an estimated present value of $1,316;

•
Termination following a change in control, two times annual salary at the time of termination for two years, and an amount equal to the annual salary for the remainder of his life, with an estimated present value of $187,855;

•
Disability, an amount equal to $61,011; and

•
In case of voluntary resignation involuntary termination for cause, none.

•
Disability payments:  In the case of termination due to disability, $4,196,360, in disability payments, representing the present value of an annual payment of $246,000 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $147,000 from the company's Group LTD Plan or exclude other income offsets.

•
Death benefit:  In the case of death, the named executive officer's estate would receive life insurance proceeds of $1,573,294, which is equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees) in the amount of $850,000 and gross-ups for federal and other tax liabilities in the amount of $723,294.

•
In the case of involuntary termination without cause, voluntary termination for good reason, or termination following a change in control, outplacement assistance of $35,000.

•
Post-retirement health:  None.

•
Additional Benefits:

•
Car allowance, in the case of termination following a change in control in the amount of $28,000 and in the case of involuntary termination without cause or voluntary termination for good reason in the amount of $14,000.

    •
    Financial planning services, in the case of (i) involuntary termination without cause or voluntary termination for good reason, $7,873; or (ii) following a change in control, $15,746.

    •
    Country club dues, in the case of (i) involuntary termination without cause or voluntary termination for good reason, $6,562; or (ii) termination following a change in control, $13,124.

    •
    Health and welfare insurance premiums:

    •
    In the case of involuntary without cause or voluntary termination for good reason, the amount of $13,100;

    •
    In the case of termination following a change in control the amount of $26,200; and

    •
    Annual physicals in the case of termination following change in control, involuntary termination without cause or voluntary termination for good reason.

Payments Upon Retirement of Former CFO

        On August 3, 2012, Mr. O'Leary retired as Executive Vice President and CFO. At that time, Mr. O'Leary received the following benefits in connection with his retirement.

Salary	N/A

Bonus	$162,366(1)

Value of Contingent Vesting of Equity	$4,950,960(2)

Retirement Plans	0(3)

All Other Compensation	$68,319(4)

280G Tax Gross-Up	N/A

TOTAL	$5,167,778

(1)
2012 prorated bonus payment to retirement date.

(2)
Value of vesting in all unvested restricted stock at termination based on retirement date of August 3, 2012 and the closing stock price of $58.94 the day prior. Restricted stock remains subject to the original performance requirements; the value in the table assumes that all applicable performance vesting requirements will be met.

(3)
No incremental benefits, voluntary retirement.

(4)
Payout of accrued, unused vacation.

Assumptions and Explanations of Numbers in Tables

        The Compensation Committee retains discretion to provide, and in the past has provided, additional benefits to executive officers upon termination or resignation if it determines the circumstances so warrant.

        All values above are present values. For all values other than 280G tax gross-ups, we calculated net present value using the discount rate at valuation for each plan as noted below. We calculated 280G tax gross-ups with discount rates equal to 120% of the Applicable Federal Rate as of December 31, 2012.

Confidentiality, Non-Competition and Non-Solicitation Agreements

        As a condition to each executive officer's entitlement to receive the base salary amounts and equity award acceleration referenced in the applicable tables, the executive is required to execute a waiver of claims against us and shall be bound by the terms of a non-competition and non-solicitation agreement, which prohibits the executive from soliciting or diverting any customer, potential customer, employee or potential employee or competing with any of our businesses in which he has been employed for a period of two years from the date of termination.

Incremental Pension Amounts

        We report the liabilities and associated expense for the pension plans under FASB Accounting Standards Codification Topic 715, "Compensation/Retirement Benefits" ("Topic 715"). Generally, the assumptions and methods used for financial reporting were also used in determining the values in this disclosure (mortality, forms of payment, etc.).

Post-Retirement Health Care and Key Manager Life Insurance Benefits

        Because these benefits are self-insured, we calculate and maintain liabilities for these programs under appropriate accounting standards. We report the liabilities and associated expense for the pension plans under Topic 715. Generally, the assumptions and methods used for financial reporting were also used in determining the values in this disclosure (mortality, healthcare inflation, etc.).

Termination Provisions—Definitions of Cause and Good Reason

        The employment agreements for all named executive officers contain the following definitions of cause and good reason.

        "Good Reason" is defined as any of the following, if done without the named executive officer's consent: (1) assignment of duties that are inconsistent with the executive's position (except to the extent the company promotes the executive to a higher executive position); (2) changing the named executive officer's reporting relationship; (3) failing to pay any portion of the named executive officer's compensation within 10 days of the date such compensation is due; (4) requiring the executive to relocate more than 50 miles from our principal business office; or (5) failing to continue in effect any cash or stock-based incentive or bonus plan, pension plan, welfare benefit plan or other benefit plan, program or arrangement, unless the aggregate value of all such arrangements provided to the named executive officer after such discontinuance is not materially less than the aggregate value as of the effective date of the employment contract.

        "Cause" is defined as: (1) willful and continued failure to substantially perform duties as named executive officer (other than any such failure resulting from incapacity due to physical or mental illness) after written notice and at least 30 days to cure such alleged deficiencies; (2) willful misconduct, which is demonstrably and materially injurious to our company, monetarily or otherwise; or (3) egregious misconduct involving serious moral turpitude to the extent that the named executive officer's credibility and reputation no longer conform to the standard of senior executive officers of the company.

Payments upon a Termination in Connection with a Change in Control

        Named executive officers will be entitled to certain benefits as described in the applicable tables if they are terminated within 36 months following a change in control for a reason other than death, disability, retirement or termination for cause or if employment is terminated by the named executive officer other than for good reason. During the one-year period beginning 30 days after a change in control, any termination by the named executive officer will be deemed to be for good reason.

        For purposes of the change-in-control severance agreements, a change in control includes the acquisition by any person (or group of related persons) of 20% or more of the voting power of our securities (including in an exchange or tender offer), or approval by our stockholders of (1) liquidation of SPX, (2) the sale of all or substantially all of our assets, (3) a merger or consolidation (except where our stockholders prior to the time of merger or consolidation continue to hold at least 80% of the voting power of the new or surviving entity), or (4) a change in the majority of our Board of Directors within a two-year period without the approval of the incumbent board.

        For purposes of the change-in-control severance agreements, "cause" is defined as (1) willful and continued failure to substantially perform duties, (2) willfully engaging in conduct that is demonstrably and materially injurious to us, monetarily or otherwise, or (3) conviction of a felony that impairs the ability of the affected named executive officer to substantially perform his duties.

        For purposes of the change-in-control severance agreements, "good reason" is defined as (1) assignment by us of duties inconsistent with the named executive officer's duties, responsibilities and status as of the day prior to the change in control or a reduction or alteration in the nature or status of such responsibilities, (2) reduction in base salary or in the named executive officer's most recent annual target bonus opportunity, (3) a transfer to a location more than 250 miles from current location, (4) failure to continue applicable employee benefit plans, (5) failure to reinstate employment following a suspension of employment for disability, (6) termination, replacement or reassignment of 25% or more of our elected officers (other than because of death, disability, retirement, cause or voluntary resignation), (7) failure to obtain the agreement of a successor company to assume all obligations under the change-in-control severance agreements, or (8) a purported termination that is not in compliance with the terms of the agreement. In addition, during the one-year period beginning 30 days after a change in control, any termination by the named executive officer will be deemed to be for good reason.

        The column setting forth payments upon a change in control assumes that the named executive officer's employment was terminated following the change in control. Equity of all employees, including named executive officers, will fully vest following a change in control, regardless of subsequent termination of employment.

280G Tax Gross-up

        We have agreed to reimburse named executive officers other than Mr. Smeltser for all excise taxes imposed under Section 280G and any income and excise taxes that are payable as a result of any reimbursements for Section 280G excise taxes. The total 280G tax gross-up amount in the applicable tables assumes that the named executive officer is entitled to a full reimbursement by us of (1) any excise taxes imposed as a result of the change in control, (2) any income and excise taxes imposed as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes imposed as a result of our reimbursement for any excise or income taxes. The calculation of the 280G gross-up amount in the above tables is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and the maximum applicable state income tax rate. For purposes of the 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a noncompetition agreement. The calculation of the 280G tax gross-up assumes that amounts will be payable to the executive officer for any excise tax incurred regardless of whether the executive officer's employment is terminated. However, the amount of the 280G tax gross-up will change based upon whether the executive officer's employment with us is terminated because the amount of compensation subject to Section 280G will change.

 Risk Analysis

        The Committee regularly monitors and reviews our compensation programs and risk management as an integral part of its program design and review.

        The primary incentive compensation arrangements, one or both of which apply to the majority of salaried and professional personnel worldwide, are the SPX stock compensation plan and the SPX bonus plans. These plans cover the employees we believe would be most likely to be in a position to create a material risk to our company.

        The Committee does not believe our compensation policies and practices for our management and executives or sales force give rise to risks that are reasonably likely to have a material adverse effect on our company. In reaching this conclusion, we considered the following factors:

  •
  Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.

  •
  The variable (cash incentive and performance-based equity awards) portions of compensation are designed to reward both annual performance (under both programs, beginning in 2013) and longer-term performance (under the external metric stock program). We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our company's long-term best interests.

  •
  A significant percentage of our senior executive's incentive compensation is based on the performance of our total company. This is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single operating division to the detriment of our company as a whole.

  •
  Our senior executives are subject to stock ownership guidelines, which we believe incentivize our executives to consider the long-term interests of our company and our shareholders and discourage excessive risk-taking that could negatively impact our stock price.

  •
  Our incentive compensation program is designed with payout curves that are relatively smooth and seek to minimize steep payout "cliffs" that might encourage short-term business decisions in order to meet a payout threshold.

  •
  A qualitative risk assessment concluded that our plans do not have an unreasonable ratio between fixed and variable compensation. The bonus plans are capped at specified maximum percentages, which limit incentives to undertake excessive risk.

  •
  The executive and management bonus plans also have forfeiture provisions relating to any fraud, manipulation or negligence in connection with computation of performance measures or payments under the plans.

  •
  All the incentive plans are determined by a formula, rather than manager discretion.

  •
  In addition to the structure of our plans, we mitigate any risk that may be generated by compensation plans through management oversight, compliance training and enforcement, and audits.

        No single SPX business unit carries a significant portion of the company's risk profile, or has compensation structured significantly differently than other units within the company, regardless of relative business unit profitability or compensation expense as a percentage of revenues.

        The Committee does not believe that any of the design features pose a significant concern. Based upon this analysis, the Committee determined that the sales incentive plans do not present a material risk.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2012 about SPX common stock that may be issued upon the exercise of options and rights under all our existing equity compensation plans, each of which was approved by our stockholders. These plans include the 2002 Stock Compensation Plan (and its predecessor plan, the 1992 Stock Compensation Plan), the 1997 Non-Employee Directors' Compensation Plan and the 2006 Non-Employee Directors' Stock Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by stockholders	1,158,069	(1)	$62.45	3,480,779	(3)

Total	1,158,069	(1)	$62.45	3,480,779	(3)

(1)
Includes 1,145,473 shares issuable pursuant to restricted stock units.

(2)
Excludes restricted stock units.

(3)
All these shares were available for issuance under the 2002 Stock Compensation Plan and 2006 Non-Employee Directors' Stock Incentive Plan, and no shares were available for issuance under the 1997 Non-Employee Directors' Compensation Plan. Excludes 790,171 shares of unvested restricted equity awarded under the 2002 Stock Compensation Plan. If these shares do not vest, they will no longer constitute shares outstanding and will be available for future issuance under the terms of the plan.

AUDIT COMMITTEE REPORT

        The Audit Committee of the SPX Board of Directors consisted of six directors. Each of the Committee members is independent, as defined under SEC rules and the listing standards of the NYSE. The Audit Committee reviews SPX's financial reporting process on behalf of the Board of Directors and is responsible for ensuring the integrity of the financial information reported by SPX.

        Management is responsible for SPX's financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (US GAAP). SPX's independent public accountants, who are appointed by the Committee, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the representations of the independent public accountants included in their report on SPX's financial statements.

        In this context, we have met and held discussions with management and Deloitte & Touche LLP, SPX's independent registered public accountants (the "Auditors"). Management represented to us that SPX's consolidated financial statements were prepared in accordance with US GAAP, and we have reviewed and discussed the consolidated financial statements with management and the independent public accountants. We discussed with the independent public accountants matters required to be discussed by the Standards of the Public Company Accounting Oversight Board for communication with audit committees, under which Deloitte & Touche LLP must provide us with additional information regarding the scope and results of its audit of SPX's consolidated financial statements.

        In addition, we have discussed with Deloitte & Touche LLP its independence from SPX and SPX management, including matters in the written disclosures required by the Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence.

        We discussed with SPX's internal auditors and independent public accountants the overall scope and plans for their respective audits. We met with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of SPX's internal controls, and the overall quality of SPX's financial reporting.

        In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in SPX's Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.

        We have reviewed and discussed with management its assertion and opinion regarding internal controls included in the 2012 Annual Report on Form 10-K to stockholders as required by Section 404 of the Sarbanes-Oxley Act of 2002. Management has confirmed to us that internal controls over financial reporting have been appropriately designed and are operating effectively to provide reasonable assurance regarding the reliability of financial reporting and the preparation of SPX's consolidated financial statements for external purposes in accordance with US GAAP. We have also reviewed and discussed with Deloitte & Touche LLP its audit and opinion regarding SPX's internal control over financial reporting as required by Section 404, which opinion is included in the 2012 Annual Report on Form 10-K.

Audit Committee:
Michael J. Mancuso, Chairman J. Kermit Campbell Emerson U. Fullwood Albert A. Koch Peter Volanakis Martha B. Wyrsch

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

        We are asking our stockholders to cast an advisory vote at our Annual Meeting to approve the compensation of our named executive officers, as disclosed in this proxy statement.

        Though the vote is non-binding, the Compensation Committee (the "Committee") and the Board of Directors value your opinions and will consider the outcome of the vote in establishing our compensation philosophy and making future compensation decisions.

        We intend to seek approval of our executive compensation program on an annual basis.

Why You Should Approve our Executive Compensation Program

        As described more fully in the "Compensation Discussion and Analysis" beginning on p. 25 and in the Summary Compensation Table and subsequent tables beginning on p. 40, our named executive officers are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns. Our compensation policies and decisions are focused on motivating our named executive officers to deliver results for our stockholders.

RESPONSIVENESS TO STOCKHOLDERS

        We believe our pay programs have been effective, but we also strive for continuous improvement. Thus, during 2012, we made a specific effort to reach out to our stockholders to solicit their input. Based on the input received from that process, guidance from the Committee's outside compensation advisor, and our own analyses, the Committee has made significant changes to our equity-based pay program, effective at the beginning of 2013, to further strengthen the connection between pay and performance.

        Key changes included:

  •
  Eliminating multiple opportunities for equity awards to vest

  •
  Awarding restricted stock based on the value of the award rather than on a fixed number of shares

  •
  Making equity award agreements subject to current and future clawback provisions

  •
  Changing the external performance metric to the S&P Composite 1500 Industrials, an index we believe represents our businesses better than the broader S&P 500 Index

  •
  Moving to a graduated payout opportunity for stock awards based on our relative performance against an external metric

PAY FOR PERFORMANCE/ACCOUNTABILITY

        From a performance perspective, 2012 was a year of strategic transition, in which we continued our efforts to further align SPX to serve end markets with attractive near and long-term growth potential. We finished 2012 with our strongest financial quarter of the year, highlighted by sequential revenue growth and margin expansion across all three segments and an increased contribution from ClydeUnion, which we acquired at the end of 2011. As part of our strategic transformation, we completed the sale of our Service Solutions business for approximately $1.15 billion. Consistent with our $700 million capital allocation plans announced in early 2012, we used $350 million to repurchase shares and $350 million to reduce bank debt. We have allocated an additional $450 million of capital in 2013 on actions we believe will generate a solid return on investment and increase earnings per share. We have significant liquidity and believe that we have started 2013 well positioned for future growth.

        Consistent with our executive compensation philosophy, our 2012 performance, resulted in our meeting some of, but not all, our compensation metrics. For 2012, restricted stock for our named executive officers ("NEOs") partially vested based on our stock's one-year outperformance compared to the S&P 500 Index; however, NEOs forfeited a significant amount of restricted stock as a result of our stock's two- and three-year underperformance compared to the S&P 500 Index. Likewise, NEOs were awarded some bonuses for 2012, but those bonuses were significantly below target due to the fact that our 2012 operational results were still depressed, reflecting a challenging late-cycle business generation market. Following are key takeaways demonstrating the close ties between our performance and pay:

OUR PERFORMANCE	IMPACT ON OUR PAY
We outperformed the S&P 500 Index in 2012	Three tranches of restricted equity awards vested
We did not outperform the S&P Index over the 2011-2012 or 2010-2012 measurement periods	Two tranches of restricted stock awards did not vest, one of which was forfeited. The value of the awards and related dividends forfeited by NEOs was $4.9 million.
Business performance remained depressed, reflecting a challenging late-cycle power generation market	Bonuses were paid at the lower end of the opportunity range, averaging 35.9% of target.

Pay For Performance – Commentary on Reported Compensation: While the Summary Compensation Table can be a useful tool to compare pay opportunities across companies, we believe that, due to the structure of our pay program, it does not provide all the information needed to assess our compensation program from a pay-for-performance perspective.

Forfeited Equity Awards: Grants reported in the Summary Compensation Table do not represent actual value transferred. NEOs forfeit stock grants unless our stock outperforms an external index. The Summary Compensation Table includes the accounting value of restricted stock awards granted, but does not reflect the value of forfeited equity. We believe this focus on pay opportunity without consideration of the impact of performance on net shares (equity awards granted less those forfeited) overstates the value of pay actually earned by our NEOs.

Pension Accruals and Interest Rates: Interest rates can dramatically and disproportionately increase pension accruals as reported in the Summary Compensation Table, particularly in cases, such as with our CEO, where an executive has many years in service and has stopped accruing extra years' service under the plans. In these cases, interest rates can have a disproportionate impact and, we believe it is particularly important to understand pension accruals from an absolute dollar perspective, focusing on the amount by which the lump sum payable to the NEO upon retirement actually increased over the course of the reported year. This has the advantage of reflecting the actual increased benefit to the NEO, rather than changes driven by net present value calculations that fluctuate significantly based on interest rates.

Supplemental Compensation Table: To provide additional data on these two points, we have provided a Supplemental CEO Compensation Table for 2012 on p. 45 reporting compensation data for our CEO as adjusted to (1) report the value of equity granted less equity forfeited and (2) report the change in the lump-sum amount we would actually have paid our CEO assuming he left our company on December 31, 2012, versus December 31, 2011. This table reflects that our CEO forfeited stock worth $1.5 million and that the walk-away value of his pension increased by $2.0 million – approximately half the amount reported in the Summary Compensation Table.

 Our Pay Practices

Practices We Follow

        Pay for Performance—We tie pay to performance. The great majority of executive pay is not guaranteed. Our bonuses demand improvement in operating profit and/or margins and correspondingly strong cash performance. Equity awards to NEOs require performance in order to vest.

        Reasonable Perquisites—In recent years we have eliminated tax gross-ups on perquisites and reduced perquisites.

        Independent Compensation Consultant—The Committee retained Pearl Meyer as its compensation consultant. Pearl Meyer works directly for the Committee and the Nominating and Governance Committee, and performs no other work for our company. Pearl Meyer may, at the direction of the Committee, work with management on executive officer and director compensation design.

        Review Tally Sheets—We review compensation tally sheets for our NEOs at least annually.

        Mitigate Undue Risk—We mitigate undue risk associated with compensation. We do this by utilizing caps on potential payments, multiple performance targets and robust Board and management processes to identify risk. We do not believe any of our pay programs create risks that are reasonably likely to have a material adverse impact on our company.

        Stringent Share Ownership Guidelines—We have a stringent share ownership policy, with which all NEOs are in compliance.

Practices We Avoid

        New 280G Excise Tax Gross-Ups—Since 2005, we have not entered into contracts with officers that include Section 280G excise tax gross-ups.

        Hedging—We do not permit our employees, including our NEOs, to hedge against fluctuations in our stock value or engage in short sales relating to our stock.

        Other Practices We Avoid—As in prior years, we have avoided:

  •
  multi-year guarantees for salary increases,

  •
  non-performance-based bonuses,

  •
  inclusion of long-term equity awards in the pension calculation,

  •
  bonus payouts without justifiable performance linkage or proper disclosure,

  •
  discretionary bonuses, and

  •
  performance goals that are too low or based on negative earnings.

        We are requesting your non-binding vote on the following resolution:

        "Resolved, that the compensation of the SPX Corporation's named executive officers as described in "Compensation Discussion and Analysis" beginning on p. 25, and in the Summary Compensation Table for 2012 and subsequent tables beginning on p. 40 of the proxy statement, is approved."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE RESOLUTION

PROPOSAL NO. 3

VOTE TO AMEND AND RESTATE OUR COMPANY'S CERTIFICATE OF INCORPORATION TO
DECLASSIFY THE BOARD OF DIRECTORS

        Our Restated Certificate of Incorporation , as amended (the "Certificate of Incorporation"), provides that our Board of Directors (the "Board") is divided into three classes of directors, with each class elected every three years. The Board, following review and consideration, has approved, and recommends that our stockholders approve, amendments to the Certificate of Incorporation to eliminate this classified Board structure.

        The proposed amendments to the Certificate of Incorporation would eliminate the classification of the Board over a three-year period and provide that all directors elected at or after the annual meeting of stockholders (each annual meeting of stockholders an "Annual Meeting") held in 2014 be elected on an annual basis. The proposed amendments would also effect changes to the Certificate of Incorporation to permit the implementation of the Board declassification, including the elimination of the supermajority voting requirements with respect to the amendment of Article III, Sections 1, 2 and 3 of our By-Laws, which sections currently include language relating to the classification of the Board.

        Board declassification would be phased-in over a three-year period beginning at the 2014 Annual Meeting. Following the 2016 Annual Meeting, our Board would be declassified.

        Delaware corporate law provides that, unless otherwise provided in a certificate of incorporation, members of a classified board may be removed only for cause. At present, because our Board is classified, our Certificate of Incorporation and By-Laws provide that the members of the Board may be removed only for cause. Accordingly, the Board declassification amendments to our Certificate of Incorporation recommended by our Board include the addition of language that would limit the "for cause" requirements only to those directors elected prior to the 2016 Annual Meeting.

        If approved, the proposed amendment and restatement of our Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment and Restatement of our Certificate of Incorporation (the "Certificate of Amendment") with the Secretary of State of the State of Delaware. The Certificate of Amendment is attached to this Proxy Statement as Annex A. To illustrate the proposed amendments to the Certificate of Incorporation, the language struck through on Annex A is proposed to be deleted from the Certificate of Incorporation and the language underlined on Annex A is proposed to be added to the Certificate of Incorporation.

        Following approval by the stockholders of this Proposal No. 3 and the filing and effectiveness of the Certificate of Amendment with the Secretary of State of the State of Delaware, our Board intends to make conforming amendments to our By-Laws.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
APPROVING THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        Deloitte & Touche LLP has been our independent public accountants since 2002. The Audit Committee has engaged Deloitte & Touche to perform reviews, in accordance with the Standards of the Public Company Accounting Oversight Board of our financial statements to be filed on Form 10-Q in 2012. Consistent with past practice, on February 19, 2013, the Audit Committee approved the engagement of Deloitte & Touche to perform the audit of the financial statements and internal control over financial reporting included in SPX's Annual Report on Form 10-K for the fiscal year ending December 31, 2013. Representatives of Deloitte & Touche will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

        During fiscal years 2011 and 2012, we retained our principal auditor, Deloitte & Touche, to perform services in the following categories and amounts:

	2011	2012
Audit Fees (1)	$10,314,000	$10,116,000
Audit-Related Fees (2)	$163,000	$217,000
Tax Fees (3)	$1,469,000	$1,713,000
All Other Fees	N/A	N/A

(1)
Fees for audit services billed or expected to be billed relate to (i) audit of the Company's annual financial statements and effectiveness of internal control over financial reporting, (ii) reviews of the Company's quarterly financial statements, (iii) statutory and regulatory audits and (iv) comfort letters, consents and other services related to SEC matters.

(2)
Fees for audit-related services include due diligence services in connection with acquisitions, other technical accounting assistance and attest or audit services that are not required.

(3)
Fees for tax services include $1,057,000 and $1,261,000 in 2011 and 2012, respectively, for tax compliance and preparation, including the preparation of original and amended tax returns, claims for refunds, and tax payment planning. We also incurred fees for tax consulting and advisory services and services related to acquisitions and divestitures of $412,000 and $452,000 in 2011 and 2012, respectively.

        Our Audit Committee has adopted a policy that requires all audit and non-audit services performed by Deloitte & Touche be pre-approved. The Audit Committee annually approves the fees and expenses for audit services performed by Deloitte & Touche, as well as for any regularly recurring non-audit services of the type covered by our annual engagement of Deloitte & Touche. In addition, our pre-approval policy requires pre-approval by the chairman of the Audit Committee of fees and expenses for other non-audit services that may arise during the year. The policy requires the chairman to report any non-audit services that he has pre-approved to the Audit Committee at each regularly scheduled meeting of the Committee. In no event may Deloitte & Touche perform any of the following services for us: (1) bookkeeping or other services related to our accounting records or financial statements; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources services; (7) broker-dealer, investment advisor or investment banking services; (8) legal services; or (9) expert services. The Audit Committee regularly considers whether specific projects or expenditures could potentially affect Deloitte & Touche's independence.

        Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of Deloitte & Touche LLP as our independent public accountants. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders' rejection and reconsider the appointment.

  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
  FOR RATIFICATION OF
  THE APPOINTMENT OF DELOITTE & TOUCHE LLP
  AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2013

 ANNUAL REPORT ON FORM 10-K

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2012, without exhibits, is enclosed with this Proxy Statement. You may obtain a copy of the exhibits described in the Form 10-K for a fee upon request. Please contact Jennifer Epstein, Director, Corporate Communications and Public Relations, SPX Corporation, 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277.

Annex A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SPX CORPORATION

* * * * * * *

        The present name of the corporation is SPX Corporation (the "Corporation"). The Corporation was incorporated under the name "2001 Sanford Street Corporation" by filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on February 9, 1968. This Amended and Restated Certificate of Incorporation of the Corporation, which both restates and further amends the provisions of the original certificate of incorporation, as amended, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The original certificate of incorporation, as amended, is hereby amended and restated to read in its entirety as follows:

FIRST

        The name of the corporation is SPX CORPORATION.

SECOND

        The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD

        The nature of the business, or objects or purposes to be conducted or promoted by the Corporation are:

  (a)
  To manufacture, purchase or otherwise acquire invest in, or mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and with goods, wares and merchandise and property of every class and description, including but not limited to the manufacture and sale of automotive engine parts and related products.

  (b)
  To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and descriptor in any of the states, districts, territories or possessions of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, possession or country.

  (c)
  To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

  (d)
  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH

        1.     Authorized Shares. The total number of authorized shares of stock of all classes which the Corporation shall have authority to issue is two hundred three million (203,000,000), of which three million (3,000,000) shall be shares of Preferred Stock, without par value, and two hundred million (200,000,000) shall be shares of Common Stock, par value $10 per share.

        2.     Preferred Stock.

  (a)
  The Preferred Stock shall be issuable in series, and in connection with the issuance of any series of Preferred Stock and to the extent now or hereafter permitted by the laws of the State of Delaware, the Board of Directors is authorized to fix by resolution the designation of each series, the stated value of the shares of each series, the dividend rate of each series and the date or dates and other provisions respecting the payment of dividends, the provisions, if any, for a sinking fund for the shares of each series, the preferences of the shares of each series in the event of the liquidation or dissolution of the Corporation, the provisions, if any, respecting the redemption of the shares of each series and, subject to requirements of the laws of the State of Delaware, the voting rights (except that such shares shall not have more than one vote per share), the terms, if any, upon which the shares of each series shall be convertible into or exchangeable for any other shares of stock of the Corporation and any other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of each series.

  (b)
  Preferred Stock of any series redeemed, converted, exchanged, purchased, or otherwise acquired by the Corporation shall constitute authorized but unissued Preferred Stock.

  (c)
  All shares of any series of Preferred Stock, as between themselves, shall rank equally and be identical; and all series of Preferred Stock, as between themselves, shall rank equally and be identical except as set forth in resolutions of the Board of Directors authorizing the issuance of such series.

        3.     Common Stock.

  (a)
  After dividends to which the holders of Preferred Stock may then be entitled under the resolutions creating any series thereof have been declared and after the Corporation shall have set apart the amounts required pursuant to such resolutions for the purchase or redemption of any series of Preferred Stock, the holders of Common Stock shall be entitled to have dividends declared in cash, property, or other securities of the Corporation out of any net profits or net assets of the Corporation legally available therefor.

  (b)
  In the event of the liquidation or dissolution of the Corporation's business and after the holders of Preferred Stock shall have received amounts to which they are entitled under the resolutions creating such series, the holders of Common Stock shall be entitled to receive ratably the balance of the Corporation's net assets available for distribution.

  (c)
  Each share of Common Stock shall be entitled to one vote, but shall not be entitled to vote for the election of any directors who may be elected by vote of the Preferred Stock voting as a class.

        4.     Preemptive Rights. No holder of any shares of the Corporation shall have any preemptive right to subscribe for or to acquire any additional shares of the Corporation of the same or of any other class, whether now or hereafter authorized or any options or warrants giving the right to purchase any such shares, or any bonds, notes, debentures or other obligations convertible into any such shares.

FIFTH

        Intentionally omitted.

 SIXTH

        The Corporation is to have perpetual existence.

SEVENTH

        The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

EIGHTH

        Except as otherwise fixed by resolution of the Board of Directors pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of Preferred Stock to elect directors as a class, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. ~~The directors, other than those who may be elected by the holders of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. The first class shall be initially elected for a term expiring at the next ensuing annual meeting, the second class shall be initially elected for a term expiring one year thereafter, and the third class shall be elected for a term expiring two years thereafter, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation held after the initial classification and election of directors, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.~~

        Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the By-Laws of the Corporation.

        Except as otherwise fixed by resolution of the Board of Directors pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of Preferred Stock to elect directors as a class, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. ~~Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created (subject to the requirements of this Article EIGHTH that all classes be as nearly equal in number as possible) or in which the vacancy occurred and until such director's successor shall have been elected and qualified.~~ No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

        Each director elected shall hold office for a term expiring at the next ensuing annual meeting of the stockholders of the Corporation and until such director's successor shall have been elected and qualified or until such director's earlier resignation or removal.

        Subject to the rights of the holders of Preferred Stock to elect directors as a class, a director elected before the 2016 annual meeting may be removed only for cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

  1.
  To adopt, amend and repeal the By-Laws of the Corporation. Any by-laws adopted by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing or any other provision in this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation to the contrary, Article II, Sections 3 and 7 ~~and Article III, Sections 1, 2 and 3~~ of the By-Laws shall not be amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

  2.
  To fix and determine, and to vary the amount of, the working capital of the Corporation, and to determine the use or investment of any assets of the Corporation, to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve or reserves.

  3.
  To authorize the purchase or other acquisition of shares of stock of the Corporation or any of its bonds, debentures, notes, scrip, warrants or other securities or evidences of indebtedness.

  4.
  Except as otherwise provided by law, to determine the places within or without the State of Delaware, where any or all of the books of the Corporation shall be kept.

  5.
  To authorize the sale, lease or other disposition of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best.

  6.
  To authorize the borrowing of money, the issuance of bonds, debentures and other obligations or evidences of indebtedness of the Corporation, secured or unsecured, and the inclusion of provisions as to redeemability and convertibility into shares of stock of the Corporation or otherwise; and the mortgaging or pledging, as security for money borrowed or bonds, notes, debentures or other obligations issued by the Corporation, of any property of the Corporation, real or personal, then owned or thereafter acquired by the Corporation.

        In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Amended and Restated Certificate of Incorporation and of the By-Laws of the Corporation.

        Subject to any limitation in the By-Laws, the members of the Board of Directors shall be entitled to reasonable fees, salaries or other compensation for their services, as determined from time to time by the Board of Directors, and to reimbursement for their expenses as such members. Nothing herein contained shall preclude any director from serving the Corporation or its subsidiaries or affiliates in any other capacity and receiving compensation therefor.

        Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article EIGHTH.

NINTH

        Both stockholders and directors shall have power, if the By-Laws so provide, to hold their meetings and to have one or more offices within or without the State of Delaware.

        Except as otherwise fixed by resolution of the Board of Directors pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of Preferred Stock, special meetings of stockholders may be called only by the Chairman on his own initiative, the President on his own initiative or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article NINTH.

TENTH

        Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ELEVENTH

        Except as otherwise provided in this Amended and Restated Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TWELFTH

        No contract or other transaction between the Corporation and any person, firm, association or Corporation and no other act of this Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the Corporation are, directly or indirectly, pecuniarily or otherwise interested in such contract, transaction or other act or related to or interested in such person, firm, association or corporation as director, stockholder, officer, employee, member or otherwise. Any director of the Corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of

Directors, or of any committee of directors having the powers of the full Board, at which action upon any such contract, transaction or other act is taken, and if such fact shall be so disclosed or known any director of this Corporation so related or otherwise interested may be counted in determining the presence of a quorum at any meeting of the Board of Directors or of such committee at which action upon any such contract, transaction or act shall be taken and may vote thereat with respect to such action with like force and effect as if he were not so related or interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

THIRTEENTH

(a)
A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware, or any other applicable law, is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, or any other applicable law, as so amended. Any repeal or modification of this Section (a) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

(b)
(1)  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, or any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Section (b) with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware, or any other applicable law, requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section (b) or otherwise.

  (2)
  If a claim under paragraph (1) of this Section (b) is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware, or any other applicable law, for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, stockholders or Independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, or any other applicable law, nor an actual determination by the Corporation (including its Board of Directors, stockholders or independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

  (3)
  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

  (4)
  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware, or any other applicable law.

  (5)
  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section (b) with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

  (6)
  Any repeal or modification of this Section (b) by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

FOURTEENTH

        In determining whether an "Acquisition Proposal" is in the best interests of the Corporation and its stockholders, the Board of Directors shall consider all factors it deems relevant including, without limitation, the following:

  (a)
  the consideration being offered in the Acquisition Proposal, not only in relation to the then current market price, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of the Corporation as an independent entity; and

  (b)
  the social, legal and economic effects upon employees, suppliers, customers and on the communities in which the Corporation is located, as well as on the long term business prospects of the Corporation. "Acquisition Proposal" means any proposal of any person (i) for a tender offer, exchange offer or any other method of acquiring any equity securities of the Corporation with a view to acquiring control of the Corporation, (ii) to merge or consolidate the Corporation with another corporation, or (iii) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation. The Article shall not be interpreted to create any rights on behalf of third persons, such as employees, suppliers, or customers.

FIFTEENTH

        1.     Higher Vote for Certain Business Combinations. A higher than majority stockholder vote to approve certain Business Combinations shall be required as follows (all capitalized terms being used as subsequently defined in this Article FIFTEENTH):

  (a)
  Any merger or consolidation of the Corporation or any Subsidiary with (i) any Substantial Stockholder or (ii) any other corporation (whether or not itself a Substantial Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of a Substantial Stockholder; or

  (b)
  Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Stockholder or any Affiliate or Associate of any Substantial Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $10,000,000 or more; or

  (c)
  The issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Substantial Stockholder or any Affiliate or Associate of any Substantial Stockholder in exchange for cash, securities or other consideration (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or

  (d)
  The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Substantial Stockholder or any Affiliate or Associate of any Substantial Stockholder; or

  (e)
  Any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving a Substantial Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Substantial Stockholder or any Affiliate or Associate of any Substantial Stockholder; shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

        2.     Definition of "Business Combination." The term "Business Combination" as used in this Article FIFTEENTH shall mean any transaction which is referred to in any one or more of subparagraphs (a) through (e) of paragraph 1.

        3.     When Higher Vote Is Not Required. The provisions of paragraph 1 of this Article FIFTEENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote. If any, as is required by law, any other provision of this Amended and Restated Certificate of Incorporation or any agreement with any national securities exchange, if in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation, solely in their capacities as stockholders, the condition specified in the following subparagraph (a) is met, or if in the case of any other Business Combination, the conditions specified in either of the following subparagraphs (a) or (b) are met:

  (a)
  The Business Combination shall have been approved by at least two-thirds of the Continuing Directors.

  (b)
  All of the following conditions shall have been met:

  (i)
  The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of the consideration other than cash to be received per share by holders of Common Stock of the Corporation in such Business Combination shall be an amount at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b)(i) shall be required to be met with respect to all shares of Common Stock outstanding, whether or not the Substantial Stockholder has previously acquired any Common Stock):

  (A)
  the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Substantial Stockholder which were acquired (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became a Substantial Stockholder, whichever is higher, plus interest compounded annually from the date on which the Substantial Stockholder became a Substantial Stockholder through the Consummation Date at the prime rate of interest of Harris Trust and Savings Bank (or other major bank headquartered in Chicago, Illinois, selected by a majority of the Continuing Directors) from time to time in effect in Chicago, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of Common Stock from the date on which the Substantial Stockholder became a Substantial Stockholder through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock; or

      (B)
      the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Substantial Stockholder became such Substantial Stockholder (the "Determination Date"), whichever is higher; or

      (C)
      the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to clause (B) immediately preceding, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Substantial Stockholder which were acquired within the two-year period immediately prior to the Announcement Date to (ii) the Fair Market Value per share of Common Stock on the first day in such two-year period on which the Substantial Stockholder beneficially owned any shares of Common Stock.

    (ii)
    The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of the consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock, other than Common Stock, shall be the amount at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b)(ii) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Substantial Stockholder beneficially owns any shares of a particular class of Voting Stock):

    (A)
    the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class of Voting Stock beneficially owned by the Substantial Stockholder which were acquired (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became a Substantial Stockholder, whichever is higher, plus interest compounded annually from the date on which the Substantial Stockholder became a Substantial Stockholder through the Consummation Date at the prime rate of interest of Harris Trust and Savings Bank (or other major bank headquartered in Chicago, Illinois, selected by a majority of the Continuing Directors) from time to time in effect in Chicago, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of such class of Voting Stock from the date on which the Substantial Stockholder became a Substantial Stockholder through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of such class of Voting Stock; or

    (B)
    the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

    (C)
    the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to clause (B) immediately preceding, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class of Voting Stock beneficially owned by the Substantial Stockholder which were acquired within the two-year period immediately prior to the Announcement Date to (ii) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period on which the Substantial Stockholder beneficially owned any shares of such class of Voting Stock; or

    (D)
    the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

    (iii)
    The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid for shares of such class of Voting Stock which are beneficially owned by the Substantial Stockholder. If the Substantial Stockholder beneficially owns any shares of any class of Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class of Voting Stock shall be either cash or in the form used to acquire the largest number of shares of such class of Voting Stock previously beneficially owned by it.

    (iv)
    After such Substantial Stockholder has become a Substantial Stockholder and prior to the consummation of such Business Combination:

    (A)
    except as approved by at least two-thirds of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock of the Corporation;

    (B)
    there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by at least two-thirds of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by at least two-thirds of the Continuing Directors; and

    (C)
    such Substantial Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Substantial Stockholder becoming a Substantial Stockholder.

    (v)
    After such Substantial Stockholder has become a Substantial Stockholder, such Substantial Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

    (vi)
    A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

    (vii)
    All per share prices shall be adjusted to reflect any intervening stock splits, stock dividends and reverse stock splits.

        4.     Certain Definitions, for the purposes of this Article FIFTEENTH:

  (a)
  A "person" shall mean any individual, firm, corporation or other entity.

  (b)
  "Substantial Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which: (i) is the beneficial owner, directly or indirectly, or more than 10% of the voting power of the outstanding Voting Stock; or (ii) is an Affiliate of the

    Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Substantial Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

  (c)
  A person shall be a "beneficial owner" of any Voting Stock: (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (ii) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

  (d)
  For the purpose of determining whether a person is a Substantial Stockholder pursuant to subparagraph (b) of this paragraph 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by a Substantial Stockholder through application of subparagraph (c) of this paragraph 4, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

  (e)
  "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 1, 1985 (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

  (f)
  "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Substantial Stockholder set forth in subparagraph (b) of this paragraph 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

  (g)
  "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with and not a representative of the Substantial Stockholder and was a member of the Board prior to the time that the Substantial Stockholder became a Substantial Stockholder, and any successor of a Continuing Director who is unaffiliated with and not a representative of the Substantial Stockholder and is recommended to succeed a Continuing Director by at least two-thirds of the Continuing Directors then on the Board.

  (h)
  "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange—Listed Stocks, or if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price, or if none, the highest closing bid quotation, with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by at least a two-thirds of the Continuing Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by at least two-thirds of the Continuing Directors in good faith.

  (i)
  In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraphs (b)(i) and (ii) of paragraph 3 shall include the Common Shares or the shares of any other class of outstanding Voting Stock retained by the holders of such shares, or both.

        5.     Powers of Continuing Directors: At least two-thirds of the Continuing Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article FIFTEENTH, including without limitation (i) whether a person is a Substantial Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether the requirements of subparagraph (b) of paragraph 3 have been met with respect to any Business Combination, and (v) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more, and the good faith determination of at least two-thirds of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article FIFTEENTH.

        6.     No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article FIFTEENTH shall be construed to relieve the Board of Directors or any Substantial Stockholder from any fiduciary obligation imposed by law.

        7.     Amendment, Repeal, etc. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation of the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the other sections of this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the stockholders holding not less than 80% of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with, this Article FIFTEENTH of this Amended and Restated Certificate of Incorporation; provided, however, that the preceding provisions of this paragraph 7 shall not be applicable to any amendment to this Article FIFTEENTH, and such amendment shall require only such affirmative vote as is required by law and any other provisions of this Amended and Restated Certificate of Incorporation, if such amendment shall have been approved by at least two-thirds of the Continuing Directors.

        IN WITNESS WHEREOF, SPX Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by [NAME], its [TITLE], this [       ] Day of [        ], 2013.

SPX CORPORATION
By:

Name:

Title:

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01LKYB 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. IMPORTANT ANNUAL MEETING INFORMATION 01 - Terry S. Lisenby 02 - David V. Singer 1. Election of Directors: For Against Abstain 2. To approve, by non-binding vote, SPX’s executive compensation practices. For Against Abstain 3. To amend and restate our certificate of incorporation to declassify our Board of Directors. 4. To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2013. 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. For Against Abstain For Against Abstain NNNNNNNNNNNN NNNNNNNNN 1 5 7 5 4 6 2

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 2, 2013 Charlotte, North Carolina This Proxy is Solicited on Behalf of the Board of Directors The undersigned stockholder of SPX Corporation, a Delaware corporation, hereby appoints Christopher J. Kearney and Jeremy W. Smeltser, or either one of them, with full power of substitution, to act as his or her agents and proxies at the Annual Meeting of Stockholders of SPX Corporation to be held in Charlotte, North Carolina on May 2, 2013 at 8:00 a.m. (Eastern Time) with authority to vote at said meeting, and adjournments thereof, as indicated below, all shares of stock of the company standing in the name of the undersigned on the books of the company. This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1 through 4. PLEASE VOTE, DATE, AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. . Proxy — SPX Corporation